Exhibit 99(d)(8)

AMAYA GAMING GROUP INC.

(the “Corporation”)

and

COMPUTERSHARE TRUST COMPANY OF CANADA

(the “Debenture Agent”)

DEBENTURE INDENTURE

Dated as of January 17, 2012

TABLE OF CONTENTS

1. INTERPRETATION	2

1.1 Definitions	2
1.2 Meaning of ”Outstanding”	9
1.3 Gender and Number	10
1.4 Headings, Etc.	10
1.5 Day not a Business Day	10
1.6 Time of the Essence	11
1.7 Monetary References	11
1.8 Applicable Law	11

2. THE DEBENTURES	11

2.1 Limit of Debentures	11
2.2 Terms of Debentures of any Series	11
2.3 Form of Debentures	13
2.4 Form and Terms of Convertible Debentures	13
2.5 Certification and Delivery of Additional Debentures	18
2.6 Issue of Global Debentures	19
2.7 Execution of Debentures	21
2.8 Certification	21
2.9 Interim Debentures or Certificates	21
2.10 Mutilation, Loss, Theft or Destruction	22
2.11 Concerning Interest	22
2.12 Debentures to Rank Pari Passu	23
2.13 Payments of Amounts Due on Maturity	23
2.14 Payment of Interest	24
2.15 Withholding Tax	25

3. REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP	25

3.1 Fully Registered Debentures	25
3.2 Global Debentures	26
3.3 Transferee Entitled to Registration	28
3.4 No Notice of Trusts	28
3.5 Registers Open for Inspection	28
3.6 Exchanges of Debentures	29
3.7 Restrictions on Transfer of U.S. Debentures under U.S. Securities Laws	29
3.8 Closing of Registers	31
3.9 Charges for Registration, Transfer and Exchange	32
3.10 Ownership of Debentures	33

4. REDEMPTION AND PURCHASE OF DEBENTURES AND CERTAIN PAYMENTS ON MATURITY	34

4.1 Applicability of Article	34
4.2 Partial Redemption	34
4.3 Notice of Redemption	35
4.4 Debentures Due on Redemption Date	36
4.5 Deposit of Redemption Monies or Common Shares	36
4.6 Right to Repay Redemption Price in Common Shares for Debentures other than the Convertible Debentures	36
4.7 Failure to Surrender Debentures Called for Redemption	39
4.8 Cancellation of Debentures Redeemed	40
4.9 Purchase of Debentures by the Corporation	40
4.10 Deposit of Maturity Monies	41
4.11 Right to Repay Principal Amount in Common Shares for Debentures other than Convertible Debentures	41

5. SUBORDINATION OF DEBENTURES	44

5.1 Applicability of Article	44
5.2 Order of Payment	44
5.3 Subrogation to Rights of Holders of Senior Indebtedness	46
5.4 Obligation to Pay Not Impaired	46
5.5 No Payment if Senior Indebtedness in Default	46
5.6 Payment on Debentures Permitted	47
5.7 Confirmation of Subordination	47
5.8 Knowledge of Debenture Agent	48
5.9 Debenture Agent May Hold Senior Indebtedness	48
5.10 Rights of Holders of Senior Indebtedness Not Impaired	48
5.11 Altering the Senior Indebtedness	48
5.12 Additional Indebtedness	48
5.13 Right of Debentureholder to Convert Not Impaired	49
5.14 Invalidated Payments	49
5.15 Contesting Security	49
5.16 No Set-Off	49
5.17 Obligations Created by Article 5	49
5.18 Amendments to Article 5	50

6. CONVERSION OF DEBENTURES	50

6.1 Applicability of Article	50
6.2 Notice of Expiry of Conversion Privilege	50
6.3 Revival of Right to Convert	50
6.4 Manner of Exercise of Right to Convert	51
6.5 Adjustment of Conversion Price	52
6.6 No Requirement to Issue Fractional Common Shares	57
6.7 Corporation to Reserve Common Shares	57

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6.8 Cancellation of Converted Debentures	57
6.9 Certificate as to Adjustment	57
6.10 Notice of Special Matters	58
6.11 Protection of Debenture Agent	58
6.12 Payment of Cash in Lieu of Common Shares	58

7. COVENANTS OF THE CORPORATION	58

7.1 To Pay Principal, Premium (if any) and Interest	59
7.2 No Dividends or distribution on Common Shares	59
7.3 To Pay Debenture Agent’s Remuneration	59
7.4 To Give Notice of Default	59
7.5 Preservation of Existence, etc.	59
7.6 Keeping of Books	60
7.7 Annual Certificate of Compliance	60
7.8 Performance of Covenants by Debenture Agent	60
7.9 Maintain Listing	60

8. DEFAULT	60

8.1 Events of Default	60
8.2 Notice of Events of Default	62
8.3 Waiver of Default	62
8.4 Enforcement by the Debenture Agent	63
8.5 No Suits by Debentureholders	64
8.6 Application of Monies by Debenture Agent	65
8.7 Notice of Payment by Debenture Agent	66
8.8 Debenture Agent May Demand Production of Debentures	66
8.9 Remedies Cumulative	66
8.10 Judgment Against the Corporation	66
8.11 Immunity of Directors, Officers and Others	67

9. SATISFACTION AND DISCHARGE	67

9.1 Cancellation and Destruction	67
9.2 Non-Presentation of Debentures	67
9.3 Repayment of Unclaimed Monies or Common Shares	68
9.4 Discharge	68
9.5 Satisfaction	68
9.6 Continuance of Rights, Duties and Obligations	70

10. SUCCESSORS	71

10.1 Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.	71
10.2 Vesting of Powers in Successor	72

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11. COMPULSORY ACQUISITION	72

11.1 Definitions	72
11.2 Offer for Debentures	73
11.3 Offeror’s Notice to Dissenting Common Shareholders	73
11.4 Delivery of Debenture Certificates	73
11.5 Payment of Consideration to Debenture Agent	74
11.6 Consideration to be held in Trust	74
11.7 Completion of Transfer of Debentures to Offeror	74
11.8 Communication of Offer to the Corporation	75

12. MEETINGS OF DEBENTUREHOLDERS	75

12.1 Right to Convene Meeting	75
12.2 Notice of Meetings	75
12.3 Chairman	77
12.4 Quorum	77
12.5 Power to Adjourn	77
12.6 Show of Hands	77
12.7 Poll	78
12.8 Voting	78
12.9 Proxies	78
12.10 Persons Entitled to Attend Meetings	79
12.11 Powers Exercisable by Extraordinary Resolution	79
12.12 Meaning of “Extraordinary Resolution”	81
12.13 Powers Cumulative	82
12.14 Minutes	82
12.15 Instruments in Writing	82
12.16 Binding Effect of Resolutions	82
12.17 Evidence of Rights Of Debentureholders	83
12.18 Concerning Serial Meetings	83

13. NOTICES	83

13.1 Notice to the Corporation	83
13.2 Notice to Debentureholders	84
13.3 Notice to Debenture Agent	84
13.4 Mail Service Interruption	84

14. CONCERNING THE DEBENTURE TRUSTEE	85

14.1 No Conflict of Interest	85
14.2 Replacement of Debenture Agent	85
14.3 Duties of Debenture Agent	86
14.4 Reliance upon Declarations, Opinions, etc.	86
14.5 Evidence and Authority to Debenture Agent, Opinions, etc.	86
14.6 Officer’s Certificates Evidence	87

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14.7 Experts, Advisers and Agents	87
14.8 Debenture Agent May Deal in Debentures	88
14.9 Investment of Monies Held by Debenture Agent	88
14.10 Debenture Agent Not Ordinarily Bound	88
14.11 Debenture Agent Not Required to Give Security	89
14.12 Debenture Agent Not Bound to Act on the Corporation’s Request	89
14.13 Debenture Agent Protected in Acting	89
14.14 Conditions Precedent to Debenture Agent’s Obligations to Act Hereunder	89
14.15 Authority to Carry on Business	90
14.16 Compensation and Indemnity	90
14.17 Anti-Money Laundering	91
14.18 Acceptance of Trust	91
14.19 Privacy Laws	91
14.20 Force Majeure	92
14.21 U.S. Securities Laws	92

15. SUPPLEMENTAL INDENTURES	92

15.1 Supplemental Indentures	92

16. EXECUTION AND FORMAL DATE	93

16.1 Execution	93
16.2 Contracts of the Corporation	94
16.3 Formal Date	94

SCHEDULE “A” FORM OF GLOBAL DEBENTURE	I

SCHEDULE “B” FORM OF REDEMPTION NOTICE	VIII

SCHEDULE “C” FORM OF NOTICE OF CONVERSION	IX

SCHEDULE “D” FORM OF U.S. DEBENTURE	X

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CONVERTIBLE DEBENTURE INDENTURE

THIS CONVERTIBLE DEBENTURE INDENTURE is dated as of January 17, 2012.

BETWEEN:

AMAYA GAMING GROUP INC., a corporation incorporated under the laws of the Province of Québec (hereinafter referred to as the “Corporation”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the federal laws of Canada (hereinafter referred to as the “Debenture Agent”)

WHEREAS the Corporation deems it necessary for its purposes to create and issue Debentures to be created and issued in the manner hereinafter appearing;

WHEREAS the Corporation, under the laws relating to it, is duly authorized to create and issue Debentures as herein provided;

WHEREAS the Corporation has issued 25,000 Special Warrants as of the date hereof and may issue additional 3,750 Special Warrants within 30 days from the date hereof at the option of Canaccord Genuity (collectively, the “Offering”), the proceeds of which will be used to fund the proposed acquisition of more than 50% controlling interest in the voting securities of CryptoLogic Limited (the “Acquisition”);

WHEREAS the gross proceeds from the Offering less the expenses and 50% of the cash commission of the Underwriters under the Offering will be deposited in escrow pursuant to the terms of the Special Warrant Indenture entered into as of the date hereof between the Corporation and the Special Warrant Agent, to be released upon the occurrence of the Release Event, pursuant to the Special Warrant Indenture;

WHEREAS subject to the occurrence of the Release Event and following the earlier of the three business days following the Qualification Date or the date that is four months and one day following the closing date of the Offering (the “Qualification Deadline”), each holder of a Special Warrant will be entitled to receive, without payment of additional consideration, one Unit which will separate immediately upon issuance into a Convertible Debenture and 50 Warrants (subject to adjustment as provided herein);

WHEREAS the Corporation will issue, subject to the occurrence of the Release Event and following the earlier of three business days following the Qualification Date and the Qualification Deadline, up to a maximum of 31,625 Convertible Debentures, including those additional Convertible Debentures that may be issued as part of the Penalty Securities if the Qualification Date does not occur by March 31, 2012, pursuant to Section 2.4 of this Indenture;

WHEREAS, when certified by the Debenture Agent and issued as in this Indenture provided, all necessary steps in relation to the Corporation have been duly enacted, passed or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Convertible Debentures issued hereunder legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation;

WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Debenture Agent;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed and declared as follows:

1.	INTERPRETATION

1.1	Definitions

In this agreement and the recitals, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Applicable Securities Legislation” means applicable securities laws (including published rules, regulations, policies, blanket orders, rulings and instruments) in each of the Provinces of Canada;

“Authorized Officer” means authorized officer(s) of the Corporation;

“Beneficial Holder” means any person who holds a beneficial interest in a Global Debenture as shown on the books of the Depository or a Depository Participant;

“Business Day” means any day other than Saturday, Sunday or a statutory or civic holiday, or any other day on which the banks are open for business in the Province of Quebec;

“Canaccord Genuity” means Canaccord Genuity Corp. and its successors;

“CDS” means CDS Clearing and Depository Services Inc. and its successors;

“Change of Control” will be deemed to occur upon the occurrence of any of the following events:

(i)	the acquisition by any person or group of persons acting jointly or in concert (within the meaning of the Securities Act (Québec)) of ownership of, or voting control or direction over, more than 50% of the Common Shares; or

(ii)	the direct or indirect sale, lease, conveyance or other transfer, in one or in a series of related transactions, of all or substantially all of the consolidated assets of the Corporation;

(iii)	any amalgamation, consolidation, statutory arrangement (involving a business combination), merger or other similar transaction of the Corporation (a) in which the Corporation is not the continuing or surviving corporation or (ii) pursuant to which any Common Shares of the Corporation would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case, an amalgamation, consolidation, statutory arrangement or merger of the Corporation in which the previous holders of the Common Shares hold more than 50% of the voting control or direction in such merged, reorganized or other continuing entity;

“Change of Control Purchase Date” has the meaning ascribed thereto to it in Section 2.4.10e);

“Common Shares” means common shares of the Corporation, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, revision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 6.5, “Common Shares” shall mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up;

“Common Share Redemption Right” has the meaning ascribed thereto in Section 4.6.1;

“Common Share Repayment Right” has the meaning ascribed thereto in Section 4.11.1;

“Conversion Price” means (i) the amount of $3.25 for which each Common Share may be issued from time to time upon the conversion of the Convertible Debentures in accordance with the terms hereof, as adjusted in accordance with the provisions of Article 6 and (ii) for any other series of Debentures which are by their terms convertible, the amount set upon their creation, as adjusted in accordance with the provisions of Article 6;

“Convertible Debentures” means the convertible debentures of the Corporation underlying the Special Warrants sold under the Offering issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, and for the time being outstanding, whether in definitive or interim form or in the form of Global Debentures or U.S. Debentures;

“Corporation” means Amaya Gaming Group Inc. and includes any successor to or of the Corporation that shall have complied with the provisions of Article 10;

“Counsel” means a barrister or solicitor or a firm of barristers or solicitors, who may be counsel for the Corporation, acceptable to the Debenture Agent, acting reasonably;

“Current Market Price” for any date means the VWAP of the Common Shares on the TSX-V for the 20 consecutive trading days ending on the fifth trading day preceding the date of the applicable event (or, if the Common Shares are not listed thereon, on such stock exchange on which the Common Shares are listed as may be selected by the Directors and approved by the Debenture Agent or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market or, if there is no market, fair value as determined by an independent financial advisor);

“Date of Conversion” has the meaning ascribed thereto in Section 6.4.2;

“Debentures” means collectively the Convertible Debentures and any other series of debentures that may be issued from time to time by the Corporation pursuant to the terms hereof, as applicable or as the context may require;

“Debenture Liabilities” means the indebtedness, liabilities and obligations of the Corporation under Debentures issued under this Indenture of any series, including on account of principal, interest or otherwise but excluding the issuance of Common Shares upon any conversion of Convertible Debentures pursuant to Article 6, upon any redemption of Debentures other than the Convertible Debentures pursuant to Article 4, or at maturity in respect of Debentures other than the Convertible Debentures pursuant to Article 4;

“Debenture Offer” has the meaning ascribed thereto in Section 2.4.10a);

“Debenture Agent” means Computershare Trust Company of Canada or its successor or successors for the time being as trustee hereunder;

“Debentureholders” or “holders” means the persons for the time being entered in the register for Debentures as registered holders of Debentures or any transferees of such persons by endorsement or delivery;

“Depository” means, with respect to the Debentures of any series issuable or issued in the form of one or more Global Debentures, the person designated as depository by the Corporation pursuant to Section 3.2 until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each person who is then a depository hereunder, and if at any time there is more than one such person, “Depository” as used with respect to the Debentures of any series shall mean each depository with respect to the Global Debentures of such series and, in the case of the Convertible Debentures, the Depository shall initially be CDS;

“Depository Participant” means a broker, dealer, bank, other financial institution or other person for whom from time to time, a Depository effects book-entry for a Global Debenture deposited with the Depository;

“Directors” means the directors of the Corporation on the date hereof or such directors as may, from time to time, be appointed or elected directors of the Corporation pursuant to the Corporation’s articles and by-laws, and applicable laws, and “Director” means any one of them, and reference to action by the Directors means action by the Directors as a board;

“Event of Default” has the meaning ascribed thereto in Section 8.1;

“Expiry Date” has the meaning ascribed thereto in Section 2.4.10b);

“Expiry Time” has the meaning ascribed thereto in Section 2.4.10b);

“Extraordinary Resolution” has the meaning ascribed thereto in Section 12.12;

“Freely Tradable” means, in respect of any Common Shares or any other securities of the Corporation or any other person, as the case may be, which securities (i) may be issued without the necessity of filing a prospectus or any other similar offering document (other than such prospectus or similar offering document that has already been filed) under Applicable Securities Legislation and such issue does not constitute a distribution (other than a distribution already qualified by prospectus or similar offering document or that is otherwise exempt from prospectus requirements) under Applicable Securities Legislation; and (ii) can be traded by the holder thereof without any restriction under Applicable Securities Legislation, such as hold periods, except in the case of a control distribution (as defined in the Applicable Securities Legislation) ; provided, however, that it is agreed and understood that any Common Shares issuable upon conversion of, or in connection with (including upon maturity, redemption or a Change of Control), the U.S. Debentures shall be “restricted securities” under the U.S. Securities Act and shall bear the U.S. Legend;

“Fully Registered Debentures” means Debentures registered as to both principal and interest;

“generally accepted accounting principles” means generally accepted accounting principles in Canada, as amended from time to time, as applicable to the Corporation and for greater certainty includes International Financial Reporting Standards as and to the extent applicable to the Corporation;

“Global Debenture” means a debenture that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.6 for purposes of being held by or on behalf of the Depository as custodian for Depository Participants;

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) direct or indirect, in any manner (including, letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness or other obligations;

“Indebtedness” of any person means, without duplication, (a) any obligation of such person in respect of borrowed money or a monetary obligation of such person which is evidenced by a note, bond, debenture or other similar instrument (provided that if any such obligation in respect of borrowed money or monetary obligation evidenced by a note, bond, debenture or similar instrument may be, in all circumstances including for greater certainty at the option of the obligor thereof, completely satisfied by such obligor otherwise than by the payment of cash, such obligation shall not be included as Indebtedness to the extent that such obligation would be classified as equity in accordance with generally accepted accounting principals), (b) the deferred purchase price of assets or services that in accordance with generally accepted accounting principals would be classified as a liability on the balance sheet of such person, (c) any transfer with recourse or with an obligation to repurchase, to the extent of the liability of such person with respect thereto, (d) the face amount of all banker’s acceptances issued by such person, (e) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder, (f) all capitalized leases, (g) all payment obligations of such person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, and other similar agreements, (h) all payment obligations of such person under commodity future contracts and other similar agreements and (i) without duplication, all guarantee of any of the foregoing by such person; provided that Indebtedness shall not include (A) trade payables and other accrued current liabilities, in each case arising in the ordinary course of business in accordance with customary trade terms, all determined in accordance with generally accepted accounting principals or (B) inter-company indebtedness or other obligations among the Corporation and its Subsidiaries.

“Interest Payment Date” means a date specified for a series of Debentures as the date on which an instalment of interest on such Debentures shall be due and payable and which shall be computed on the basis of a 365-day year;

“Issue Date” means the date upon which the Convertible Debentures to be issued pursuant to Section 2.4 are issued;

“Maturity Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Debenture Agent) for each series of Debentures pursuant to and in accordance with this Indenture;

“Maturity Date” has the meaning ascribed thereto in Section 2.4.4;

“Offer Price” has the meaning ascribed thereto in Section 2.4.10a);

“Officer’s Certificate” means a certificate of the Corporation signed by any one of the Directors or any one authorized officer of the Corporation, on behalf of the Corporation, in such capacity, and not in his personal capacity;

“Penalty Securities” has the meaning ascribed thereto in Section 2.4.2;

“Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption and conversion provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time;

“person” means and includes individuals, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, pension funds, business trusts or other organizations, whether or not legal entities and governments, governmental agencies and political subdivisions thereof;

“Prospectus” means the final prospectus of the Corporation to qualify the distribution of the Underlying Securities, including the Common Shares issuable upon exercise of the Underlying Securities;

“Qualification Date” means 4:59 p.m. (Montreal time) on the date upon which a final receipt is obtained from the Autorité des marchés financiers (Québec) in respect of the Prospectus;

“Redemption Condition” means any time before the Maturity Date that the Current Market Price is in excess of 150% of the Conversion Price of the Convertible Debentures;

“Redemption Date” has the meaning ascribed thereto in Section 4.3;

“Redemption Notice” has the meaning ascribed thereto in Section 4.3;

“Redemption Price” means, in respect of a Debenture, the principal amount for such Debenture, including any accrued and unpaid interest at the Redemption Date;

“Regulation S” means Regulation S promulgated under the U.S. Securities Act;

“Release Conditions” means the satisfaction or waiver of all conditions to the completion of the Acquisition by the Corporation, on terms previously disclosed to or otherwise reasonably acceptable to Canaccord Genuity and the delivery to the Special Warrant Agent of a joint notice of same by an officer of the Corporation and a representative of Canaccord Genuity pursuant to the Special Warrant Indenture;

“Release Deadline” means 5:00 p.m. (Montreal Time) on April 30, 2012 provided that if such date is not a business day, it shall mean the next business day immediately following such date, as it may be extended for an additional 30 days with the consent of Canaccord Genuity;

“Release Event” means the satisfaction of the Release Conditions prior to the Release Deadline;

“Rule 144” means Rule 144 promulgated under the U.S. Securities Act;

“Senior Creditor” means a holder or holders of Senior Indebtedness and includes any agent or agent’s representative or representatives or trustee or trustees of any such holder or holders;

“Senior Indebtedness” means the principal of and premium, if any, and interest on and other amounts in respect of all Indebtedness of the Corporation (whether outstanding as at the date hereof or thereafter incurred), other than (i) Indebtedness evidenced by any Debentures and (ii) all other existing and future Indebtedness of the Corporation which, by the terms of the instrument creating or evidencing such Indebtedness, is expressed to be pari passu with, or subordinate in right of payment to, the Debentures or other Indebtedness ranking pari passu with the Debentures;

“Senior Security” means all mortgages, hypothecs, liens, pledges, charges (whether fixed or floating), security interests or other encumbrances of any kind, contingent or absolute, held by or on behalf of any Senior Creditor and in any manner securing any Senior Indebtedness;

“Special Warrant” means a special warrant issued by the Corporation pursuant to the Special Warrant Indenture, each special warrant granting to its holder the right to receive a Unit on the Issue Date;

“Special Warrant Agent” means Computershare Trust Company of Canada;

“Special Warrant Indenture” means the agreement made as of the date hereof between the Corporation, Canaccord Genuity Corporation and the Special Warrant Agent providing for the issuance of the Special Warrants;

“Subsidiary” when used to indicate a relationship with a person or company, has the same meaning as set forth in Business Corporations Act (Quebec);

“Successor” has the meaning ascribed thereto in Section 10.1;

“Tax Act” means the Income Tax Act (Canada) as amended from time to time;

“this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Trust Indenture and not to any particular Article, Section, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

“Time of Expiry” means the time of expiry of certain rights with respect to the conversion of the Debentures under Article 6, which is to be set forth for each series of Debentures, which by their terms are to be convertible;

“trading day” means, with respect to the TSX-V or other market for securities, any day on which such exchange or market is open for trading or quotation;

“TSX-V” means the TSX Venture Exchange or its successor or successors;

“Underlying Securities” means the Convertible Debentures and the Warrants, including the Penalty Securities;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Common Shares” means the Common Shares issuable upon conversion of, or in connection with (including upon maturity, redemption or a Change of Control), the U.S. Debentures;

“U.S. Debenture” means a Convertible Debenture issued to a U.S. Purchaser in the form of Schedule D hereto bearing the U.S. Legend which will be in definitive physically certificated form;

“U.S. Legend” means the legend set forth in Section 3.8.2, which is required to be placed on all U.S. Debentures and U.S. Common Shares;

“U.S. Person” means a U.S. person, as that term is defined in Rule 902(k) of Regulation S;

“U.S. Purchaser” means (i) any person that purchased the Special Warrants in the United States, (ii) any person that purchased Special Warrants on behalf of any person in the United States, (iii) any person that received any offer of the Special Warrants while in the United States, (iv) any person that was in the United States at the time the subscribers’ buy order was made or the subscription agreement was executed or delivered in connection with the purchase of Special Warrants, and (v) any U.S. Person that purchased the Special Warrants;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Unit” means a unit issued as of the Issue Date, each unit consisting of a Convertible Debenture and 50 Warrants, subject to adjustment for the Penalty Securities in the event the Qualification Date does not occur before March 31, 2012;

“VWAP” means the volume-weighted average trading price of the Common Shares for the applicable period (which must be calculated utilizing days in which the Common Shares actually trade). The VWAP shall be determined by dividing the aggregate sale price of all Common Shares sold on the applicable exchange or market, as the case may be, over the applicable period by the total number of Common Shares so sold;

“Warrants” means the common share purchase warrants issued by the Corporation pursuant to the terms of a warrant indenture as of the date hereof between the Corporation and Computershare Trust Company of Canada; and

“Written Direction of the Corporation” means an instrument in writing signed by any one Director of the Corporation or any one Authorized Officer of the Corporation on behalf of the Corporation.

1.2	Meaning of “Outstanding”

Every Debenture certified and delivered by the Debenture Agent hereunder shall be deemed to be outstanding until it is cancelled, converted, redeemed or delivered to the Debenture Agent for cancellation, conversion or redemption and monies and/or Common Shares, as applicable, for the payment thereof shall have been set aside under Article 9, provided that:

1.2.1	Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

1.2.2	when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

1.2.3	for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Corporation or a Subsidiary or Affiliate of the Corporation shall be disregarded except that:

a)	for the purpose of determining whether the Debenture Agent shall be protected in relying on any such vote, consent, acquisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Debenture Agent knows are so owned shall be so disregarded;

b)	Debentures so owned which have been pledged in good faith other than to the Corporation or a Subsidiary or Affiliate of the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Debenture Agent the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Corporation or a Subsidiary or Affiliate of the Corporation; and

c)	Debentures so owned shall not be disregarded if they are the only Debentures outstanding.

1.3	Gender and Number

Words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa.

1.4	Headings, Etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Warrants.

1.5	Day not a Business Day

If any day on or before which any action or notice is required to be taken or given hereunder is not a Business Day, then such action or notice shall be required to be taken or given on or before the requisite time on the next succeeding day that is a Business Day.

1.6	Time of the Essence

Time shall be of the essence of this Indenture.

1.7	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.8	Applicable Law

This Indenture, the Debentures, the Global Debentures (including all documents relating thereto, which by common accord have been and will be drafted in English) shall be construed in accordance with the laws of the Province of Quebec and the federal laws applicable therein and shall be treated in all respects as contracts. Each of the parties hereto, which shall include the Debentureholders, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Quebec with respect to all matters arising out of this Indenture and the transactions contemplated herein.

2.	THE DEBENTURES

2.1	Limit of Debentures

The aggregate principal amount of Debentures authorized to be issued and certified under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2	Terms of Debentures of any Series

The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

2.2.1	the designation of the Debentures of the series (which need not include the term “Debentures”), which shall distinguish the Debentures of the series from the Debentures of all other series;

2.2.2	any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.9, 2.10, 3.2, 3.3, 3.6 and 3.7);

2.2.3	the date or dates on which the principal of the Debentures of the series is payable;

2.2.4	the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

2.2.5	the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

2.2.6	the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking fund or otherwise;

2.2.7	the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

2.2.8	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

2.2.9	subject to the provisions of this Indenture, any trustees, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Convertible Debentures of the series;

2.2.10	any other events of default or covenants with respect to the Debentures of the series;

2.2.11	whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any person;

2.2.12	whether the Debentures of the series will be guaranteed by any person and the terms of any such guarantee;

2.2.13	the form and terms of the Debentures of the series;

2.2.14	if applicable, that the Debentures of the series shall be issuable in whole or in part as one or more Global Debentures and, in such case, the Depository or Depositories for such Global Debentures in whose name, or whose nominee’s name, the Global Debentures will be registered, and any circumstances other than or in addition to those set forth in Section 2.9 or 3.2 or those applicable with respect to any specific series of Debentures, as the case may be, in which any such Global Debenture may be exchanged for Fully Registered Debentures, or transferred to and registered in the name of a person other than the Depository for such Global Debentures or a nominee thereof;

2.2.15	if other than Canadian currency, the currency in which the Debentures of the series are issuable; and

2.2.16	any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the Directors, Officer’s Certificate or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the Directors, Officer’s Certificate or in an indenture supplemental hereto.

2.3	Form of Debentures

The Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the Directors (as set forth in a resolution of the Directors or to the extent established pursuant to, rather than set forth in, a resolution of the Directors, in an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the Directors or Authorized Officer executing such Debentures on behalf of the Corporation, as conclusively evidenced by his or her execution of such Debentures.

2.4	Form and Terms of Convertible Debentures

2.4.1	The Convertible Debentures authorized for issuance hereunder, on the Issue Date, is an aggregate principal amount of not more than $31,625,000 and shall be designated as “10.5% Convertible Unsecured Subordinated Debentures”.

2.4.2	In the event the Qualification Date has not occurred on or before March 31, 2012, each Special Warrant will thereafter entitle the holder to receive upon the deemed exercise thereof, at no additional consideration, 1.1 Convertible Debenture (instead of one Convertible Debenture) and 55 Warrants (instead of 50 Warrants) (the additional 0.1 Convertible Debenture and 5 Warrants are collectively referred to as the “Penalty Securities”).

2.4.3	If the Release Event does not occur by the Release Deadline, the Corporation shall be under no further obligation to issue Convertible Debentures pursuant to this Section 2.4.

2.4.4	The maturity date for the Convertible Debentures is April 30, 2014 (the “Maturity Date”).

2.4.5	The Convertible Debentures shall bear interest from the date of issue at the rate of 10.5% per annum, payable semi-annually in arrears on April 30 and October 31 in each year computed on the basis of a 365-day year. The first such payment (representing a payment equivalent to interest on the gross proceeds of the Offering at 10.5% per annum accrued on the Convertible Debentures from the closing date of the Offering to the Release Event, in addition to interest accrued from and including the Release Event to but excluding October 31, 2012) will fall due on October 31, 2012 and the last such payment (representing interest payable from and including the last Interest Payment Date to, but excluding, the Maturity Date or the earlier date of redemption, repayment or conversion of the Convertible Debentures) will fall due on the Maturity Date or the earlier date of redemption, repayment or conversion, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually, computed on the basis of a 365-day year. All interest payments shall be satisfied through cash payments.

2.4.6	The Convertible Debentures are redeemable in accordance with the terms of Article 4 of the Indenture. The Redemption Notice for the Convertible Debentures shall be in the form of Schedule B to this Indenture.

2.4.7	The Convertible Debentures will be subordinated to the Senior Indebtedness of the Corporation in accordance with the provisions of Article 5 of the Indenture. The Convertible Debentures will, in accordance with Section 2.12, rank pari passu with each other Debenture issued under this Indenture or under indentures supplemental to this Indenture (regardless of their actual date or terms of issue) and with any other debentures of the Corporation outstanding as of the Issue Date and, except as prescribed by law, with all other present and future subordinated indebtedness and unsecured indebtedness of the Corporation, other than Senior Indebtedness.

2.4.8	Upon and subject to the provisions and conditions of Article 6 of the Indenture, the holder of each Convertible Debenture shall have the “right” at such holder’s option, at any time prior to the close of business on the earlier of (i) the Maturity Date and (ii) the last Business Day immediately preceding the Redemption Date specified by the Corporation for redemption of the Convertible Debentures by notice to the holders of Convertible Debentures in accordance with Sections 2.4.6 and 4.3 of this Indenture (the earlier of which will be the “Time of Expiry” for the purposes of Article 6 of the Indenture in respect of the Convertible Debentures), to convert the whole or, in the case of a Convertible Debenture of a denomination in excess of $1,000, any part which is $1,000 or an integral multiple thereof, of the principal amount of such Convertible Debenture into Common Shares at the Conversion Price in respect of the Convertible Debentures in effect on the Date of Conversion. Notwithstanding the foregoing, no Convertible Debentures may be converted during the five Business Days preceding April 30 and October 31 each year.

The Conversion Price in effect on the date hereof for each Common Share to be issued upon the conversion of Convertible Debentures shall be equal to $3.25 per

Common Share, such that approximately 308 Common Shares shall be issued for each $1,000 principal amount of Convertible Debentures so converted, subject to the terms of Section 6.6. No adjustment will be made for dividends or distributions payable on Common Shares issuable upon conversion or for interest accrued on Convertible Debentures surrendered for conversion. However, holders converting their Convertible Debentures will receive, as the case may be, interest that has accrued but not been paid from the most recently completed Interest Payment Date to and including the effective date of conversion. The Conversion Price applicable to the Common Shares, securities or other property receivable on the conversion of the Convertible Debentures is subject to adjustment pursuant to the provisions of Section 6.5.

2.4.9	The Convertible Debentures shall be issued in denominations of $1,000 and integral multiples of $1,000 and the Debenture Agent is hereby appointed as registrar and transfer agent for the Convertible Debentures. Each Convertible Debenture and the certificate of the Debenture Agent endorsed thereon shall be issued in substantially the form set out in Schedule A, and in the case of U.S. Debentures, Schedule D, to this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by Directors or an Authorized Officer executing such Convertible Debenture in accordance with Section 2.7 hereof, as conclusively evidenced by his or her execution of a Convertible Debenture. Each Convertible Debenture shall additionally bear such distinguishing letters and numbers as the Debenture Agent shall approve. The Convertible Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

The Convertible Debentures (other than U.S. Debentures) shall be issued as Global Debentures and the Depository for the Convertible Debentures shall be CDS. The Global Debentures shall be registered in the name of the Depository (or any nominee of the Depository). No Beneficial Holder will receive definitive certificates representing their interest in Convertible Debentures except as provided in Section 3.2 of this Indenture. A Global Debenture may be exchanged for Convertible Debentures in registered form that are not Global Debentures, or transferred to and registered in the name of a person other than the Depository for such Global Debentures or a nominee thereof as provided in Section 3.2.

The U.S. Debentures shall be in the form attached hereto as Schedule D. Each U.S. Debenture will be a Fully Registered Debenture and will be issued to the registered owners of such U.S. Debentures or their nominees; provided that in no event shall a U.S. Debenture be converted, exchanged or transferred except in accordance with Section 3.7.

2.4.10	Within 30 days following the occurrence of a Change of Control, the Corporation shall be obligated to offer to purchase all Convertible Debentures then outstanding. The terms and conditions of such obligation are set forth below:

a)	Within 30 days following the occurrence of a Change of Control, the Corporation shall deliver to the Debenture Agent a notice in writing stating that there has been a Change of Control and specifying the date on which such Change of Control occurred and the circumstances or events giving rise to such Change of Control together with an offer in writing (the “Debenture Offer”) to purchase all of the Convertible Debentures then outstanding from the holders thereof at a price per Convertible Debenture equal to 101% of the principal amount thereof together with accrued and unpaid interest thereon up to but excluding the Change of Control Purchase Date (as defined below) (the “Offer Price”), which Offer Price shall be payable in cash. The Debenture Agent will promptly thereafter deliver, by prepaid courier or mail, the Debenture Offer to the holders of all Convertible Debentures then outstanding, at their addresses appearing in the registers of holders of Convertible Debentures maintained by the Debenture Agent.

b)	The Debenture Offer shall specify the date (the “Expiry Date”) and time (the “Expiry Time”) on which the Debenture Offer shall expire which date and time shall not, unless otherwise required by Applicable Securities Legislation, be earlier than the close of business on the 35th day and not later than the close of business on the 60th day following the date of the Debenture Offer.

c)	The Debenture Offer shall specify that the Debenture Offer may be accepted by the holders of Convertible Debentures by tendering the Convertible Debentures so held by them to the Debenture Agent at its principal office in Montréal, Québec or at its branch office in Toronto, Ontario at or before the Expiry Time together with an acceptance notice in form and substance acceptable to the Debenture Agent.

d)	The Debenture Offer shall state that holders of Convertible Debentures may accept the Debenture Offer in respect of all or a portion (in a minimum amount of $1,000 principal amount and multiples thereof) of their Convertible Debentures.

e)	The Debenture Offer shall specify a date (the “Change of Control Purchase Date”) no later than the third Business Day following the Expiry Date on which the Corporation shall take up and pay for all Convertible Debentures duly tendered in acceptance of the Debenture Offer.

f)

The Corporation shall, on or before 11:00 a.m. (Montréal time), on the Business Day immediately prior to the Change of Control Purchase Date pay to the Debenture Agent by wire transfer or such other means as may be acceptable to the Debenture Agent, an amount of money sufficient to pay the aggregate Offer Price in respect of all Convertible Debentures duly tendered to the Debenture Offer (less any tax required by law to be deducted). The Debenture Agent, on behalf of the Corporation, will pay the Offer Price to the holders of Convertible Debentures in the respective amounts to which they are entitled in accordance with the Debenture Offer as aforesaid.

g)	If holders of 90% or more of the aggregate principal amount of Convertible Debentures outstanding on the date the Corporation delivers the Debenture Offer to the Debenture Agent accept the Debenture Offer, the Corporation shall have the right (the “90% Redemption Right”), upon written notice (the “90% Redemption Right Notice”) provided to the Debenture Agent within 10 days following the Expiry Date, to elect to redeem all the Convertible Debentures remaining outstanding at the Offer Price and on the other terms and conditions provided herein. Upon receipt of such notice by the Debenture Agent, the Debenture Agent shall promptly provide written notice to each holder of outstanding Convertible Debentures (other than those that have accepted the Debenture Offer) that:

(i)	the Corporation has exercised the 90% Redemption Right and is purchasing all outstanding Convertible Debentures effective as at the Change of Control Purchase Date at the Offer Price;

(ii)	such holder must surrender its Convertible Debentures to the Debenture Agent within 10 days after the sending of such notice; and

(iii)	the rights of such holder under the terms of the Convertible Debentures and this Indenture shall cease to be effective as of the Change of Control Purchase Date provided the Corporation has, on or before the date on which the Corporation delivers the 90% Redemption Notice to the Debenture Agent, paid the aggregate Offer Price to, or to the order of, the Debenture Agent, including all amounts payable by the Corporation pursuant to Section 2.4.10h) ,and thereafter such holder’s Convertible Debentures shall not be considered to be outstanding and such holder shall not have any rights hereunder except to receive such Offer Price to which such holder is entitled upon surrender and delivery of such holder’s Convertible Debentures in accordance with the Indenture.

h)	the Corporation shall, on or before 11:00 a.m. (Montréal time), on the Business Day immediately prior to date the Corporation delivers the 90% Redemption Right Notice, pay to the Debenture Agent by wire transfer or such other means as may be acceptable to the Debenture Agent, an amount of money sufficient to pay the aggregate Offer Price in respect of all Convertible Debentures to be redeemed pursuant to the 90% Redemption Right (less any tax required by law to be deducted). The Debenture Agent, on behalf of the Corporation, will pay the Offer Price to the holders of Convertible Debentures in the respective amounts to which they are entitled in accordance with the exercise of the 90% Redemption Right as aforesaid upon surrender and delivery of such holders’ Convertible Debentures.

i)	The Convertible Debentures in respect of which the Corporation has made payment to the Debenture Agent in accordance with the terms of this Section 2.4.10 (or the portion thereof tendered in acceptance of the Debenture Offer) shall thereafter no longer be considered to be outstanding under this Indenture. The Corporation shall also deposit with the Debenture Agent a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Agent in connection with the Debenture Offer and the exercise of the 90% Redemption Right if applicable. All Convertible Debentures in respect of which payment of the Offer Price has been so made shall be cancelled by the Debenture Agent.

j)	In the event only a portion of the principal amount of a Convertible Debenture is tendered by a holder thereof in acceptance of the Debenture Offer, the Corporation shall execute and deliver to the Debenture Agent and the Debenture Agent shall certify and deliver to the holder, without charge to such holder, a certificate representing the principal amount of the Convertible Debenture not so tendered in acceptance of the Debenture Offer.

2.5	Certification and Delivery of Additional Debentures

The Corporation may from time to time request the Debenture Agent to certify and deliver additional Debentures of any series by delivering to the Debenture Agent the documents referred to below in this Section 2.5 whereupon the Debenture Agent shall certify such additional Debentures and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Debenture Agent as may be specified from time to time by a Written Direction of the Corporation. The maturity date, issue date, interest rate (if any) and any other terms of the additional Debentures of such series shall be set forth in a supplemental indenture or determined by or pursuant to such Written Direction of the Corporation. In certifying such additional Debentures, the Debenture Agent shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

2.5.1	an Officer’s Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of such additional Debentures were established;

2.5.2	a Written Direction of the Corporation addressed to the Debenture Agent requesting certification and delivery of such additional Debentures and setting forth delivery instructions, provided that, with respect to Debentures of a series subject to a Periodic Offering:

a)	such Written Direction of the Corporation may be delivered by the Corporation to the Debenture Agent prior to the delivery to the Debenture Agent of such Additional Debentures of such series for certification and delivery;

b)	the Debenture Agent shall certify and deliver additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Corporation or pursuant to procedures acceptable to the Debenture Agent as may be specified from time to time by a Written Direction of the Corporation;

c)	the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Corporation or pursuant to such procedures; and

d)	if provided for in such procedures, such Written Direction of the Corporation may authorize certification and delivery pursuant to oral or electronic instructions from the Corporation which oral or electronic instructions shall be promptly confirmed in writing;

2.5.3	advice of Counsel, in form and substance satisfactory to the Debenture Agent, acting reasonably, to the effect that all requirements imposed by this Indenture or by law in connection with the proposed issue of additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

2.5.4	an Officer’s Certificate addressed to the Debenture Agent certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of additional Debentures (including those set forth in Section 14.5), have been complied with subject to the delivery of any documents or instruments specified in such Officer’s Certificate and that no Event of Default exists or will exist upon such certification and delivery.

2.6	Issue of Global Debentures

2.6.1	The Corporation may specify that the Debentures of a series are to be issued in whole or in part as one or more Global Debentures registered in the name of a Depository, or its nominee, as designated by the Corporation in the Written Direction of the Corporation delivered to the Debenture Agent at the time of issue of such Debentures, and in such event the Corporation shall execute and the Debenture Agent shall certify and deliver one or more Global Debentures that shall:

a)	represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

b)	be delivered by the Debenture Agent to such Depository or pursuant to such Depository’s instructions; and

c)	bear a legend substantially to the following effect:

“THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED ABOVE AND IN THE DEBENTURE INDENTURE DATED AS OF THE 17th DAY OF JANUARY, 2012 BETWEEN AMAYA GAMING GROUP INC. AND COMPUTERSHARE TRUST COMPANY OF CANADA (THE “INDENTURE”). EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO AMAYA GAMING GROUP INC. (THE “CORPORATION”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

2.6.2	Each Depository designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.

2.7	Execution of Debentures

All Debentures shall be signed (either manually or by facsimile signature) by any one Director of the Corporation or Authorized Officer of the Corporation, on behalf of the Corporation, holding office at the time of signing. A facsimile signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile, appears on a Debenture as Director of the Corporation or Authorized Officer of the Corporation, on behalf of the Corporation, may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.8	Certification

No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Debenture Agent substantially in the forms set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Debenture Agent. Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof.

The certificate of the Debenture Agent signed on the Debentures, or interim Debentures hereinafter mentioned, shall not be construed as a representation or warranty by the Debenture Agent as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Debenture Agent shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The certificate of the Debenture Agent signed on the Debentures or interim Debentures shall, however, be a representation and warranty by the Debenture Agent that the Debentures or interim Debentures have been duly certified by or on behalf of the Debenture Agent pursuant to the provisions of this Indenture.

2.9	Interim Debentures or Certificates

Pending the delivery of definitive Debentures of any series to the Debenture Agent, the Corporation may issue and the Debenture Agent may certify in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Corporation may execute and the Debenture Agent may certify a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and the Corporation may deliver the same to the Debenture Agent and thereupon the Debenture Agent may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Corporation, and the Debenture Agent may approve entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Debentures to the Debenture Agent, the Debenture Agent shall cancel such temporary Debentures, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Corporation or the Debenture Agent to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

2.10	Mutilation, Loss, Theft or Destruction

In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Debenture Agent shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Debenture Agent and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. The new or substituted Debenture may have endorsed upon it the fact that it is in replacement of a previous Debenture. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation and to the Debenture Agent such evidence of the loss, theft or destruction of the Debenture and such other documents as shall be satisfactory to them in their discretion and shall also furnish a surety bond and an indemnity satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

2.11	Concerning Interest

2.11.1

Except as may otherwise be provided in this Indenture or in any supplemental indenture or in a Written Direction of the Corporation in respect of a series of Debentures, all Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest (i) from and including their respective issue date, or (ii) from and including the last Interest Payment Date in respect of which interest shall have been paid or made available for payment on the outstanding Debentures of that series, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from and including their issue date or from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, in all cases, to but excluding the next Interest Payment Date. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days lapsed in the relevant interest period. Interest payable in a calendar year shall be payable semi-annually in arrears on each Interest Payment Date. Interest on all Debentures issued hereunder shall cease to accrue on payment in full of all amounts owing thereunder on, but not including, the maturity date of such Debentures, Redemption Date or Date of Conversion, as applicable, for such Debentures, unless, upon due presentation, payment of principal or delivery of amounts, securities or other property payable or deliverable hereunder and payment of any accrued and unpaid interest or other amounts payable hereunder is improperly withheld or refused. Interest shall accrue and be payable before and after any default and judgment, with overdue interest at the same rate, payable on each subsequent Interest Payment Date.

2.11.2	Unless otherwise specifically provided in the terms of the Debentures of any series, interest for any period of less than six months shall be computed on the basis of a 365-day year. Subject to Section 2.4.5 in respect of the method for calculating the amount of interest to be paid on the Convertible Debentures on the first Interest Payment Date in respect thereof, with respect to any series of Debentures, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.12	Debentures to Rank Pari Passu

The Debentures will be direct unsecured subordinated obligations of the Corporation. Each Debenture a will rank pari passu with each other Debenture (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future subordinated and unsecured indebtedness of the Corporation (other than Senior Indebtedness) except for sinking fund provisions (if any) applicable to different series of Debentures or other similar types of obligations of the Corporation. The payment of the principal and interest on the Debentures shall, as provided for in Article 5, be subordinated and postponed in right of payment to all Senior Indebtedness.

2.13	Payments of Amounts Due on Maturity

Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures and subject to Section 4.11, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Debenture Agent a Maturity Account for each series of Debentures. Each such Maturity Account shall be maintained by and be subject to the control of the Debenture Agent for the purposes of this Indenture. On or before 11:00 a.m., (Montréal time) on the Business Day immediately prior to each maturity date, for Debentures outstanding from time to time under this Indenture, the Corporation will deposit in the applicable Maturity Account an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount together with any accrued and unpaid interest thereon less any tax required by law to be deducted or withheld), provided the Corporation may elect to satisfy this requirement by providing the Debenture Agent with one or more certified cheque, or with funds by electronic transfer, for such amounts required under this Section 2.13 post-dated to the applicable maturity date of such Debentures. The Debenture Agent, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture, upon surrender of the Debenture at any branch of the Debenture Agent designated for such purpose from time to time by the Corporation and the Debenture Agent. The delivery of such funds to the

Debenture Agent for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so deposited or made available the amount to which such holder is entitled.

2.14	Payment of Interest

The following provisions shall apply to Debentures, except as permitted by Article 5 or specified in a resolution of the Directors, an Officer’s Certificate or a supplemental indenture relating to a particular series of Debentures:

2.14.1	As interest becomes due on each Debenture (except at maturity, on conversion or on redemption, when interest may at the option of the Corporation be paid upon surrender of such Debenture) the Corporation, either directly or through the Debenture Agent or any agent of the Debenture Agent, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Debenture Agent, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Debenture appearing on the registers maintained by the Debenture Agent at the close of business on the fifth Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded at least three Business Days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds, provided the Debenture Agent must receive confirmation of receipt of funds prior to being able to wire funds to holders), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation or the Debenture Agent will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Debenture Agent with the same effect as though payment had been made in the manner provided above.

2.14.2	Notwithstanding Section 2.14.1, if a series of Debentures is represented by a Global Debenture, then all payments of interest on the Global Debenture shall be made by electronic funds transfer or cheque made payable to the Depository or its nominee for subsequent payment to Beneficial Holders of interests in the applicable Global Debenture, unless the Corporation and the Depository otherwise agree. None of the Corporation, the Debenture Agent or any agent of the Debenture Agent for any Debenture issued as a Global Debenture will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

2.15	Withholding Tax

The Corporation will be entitled to deduct and withhold any applicable taxes or similar charges (including interest, penalties or similar amounts in respect thereof) imposed or levied by or on behalf of the Canadian government or of any Province or territory thereof or any authority or agency therein or thereof having power to tax, including pursuant to the Tax Act, from any payment to be made on or in connection with the Convertible Debentures and, provided that the Corporation forthwith remits such withheld amount to such government, authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Debenture Agent and the relevant Debentureholder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation’s obligations under the Convertible Debentures and there is no obligation on the Corporation to gross-up amounts paid to a holder in respect of such deductions or withholdings. The Corporation shall provide the Debenture Agent and the relevant Debentureholder with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of such forms received from such government, authority or agency promptly after receipt thereof.

The Debenture Agent shall have no obligation to verify any payments under the Tax Act or any provision of provincial, state, local or foreign tax law. The Debenture Agent shall at all times be indemnified and held harmless by the Corporation from and against any personal liabilities of the Debenture Agent incurred in connection with the failure of the Corporation or its agents, to report, remit or withhold taxes as required by the Tax Act or otherwise failing to comply with the Tax Act. This indemnification shall survive the resignation or removal of the Debenture Agent and the termination of this Indenture solely to the extent that such liabilities have been incurred in connection with taxation years occurring during the term of this Indenture.

3.	REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1	Fully Registered Debentures

3.1.1

With respect to each series of Debentures issuable as Fully Registered Debentures, the Corporation shall cause to be kept by and at the principal office of the Debenture Agent in Montréal, Québec and at the branch office in Toronto, Ontario and by the Debenture Agent or such other registrar as the Corporation, with the approval of the Debenture Agent, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Debenture Agent, a register in which shall be entered the names and addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Fully Registered Debentures. Such registration shall be noted on the Debentures by the Debenture Agent or other registrar unless a new Debenture shall be issued upon such transfer.

3.1.2	No transfer of a Fully Registered Debenture shall be valid unless made on such register referred to in Section 3.1.1 by the registered holder or such holder’s executors, administrators or other legal representatives or a mandatary duly appointed by an instrument in writing in form and execution satisfactory to the Debenture Agent or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Debenture Agent and upon compliance with such other reasonable requirements as the Debenture Agent or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Debenture Agent or other registrar.

3.2	Global Debentures

3.2.1	With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures, the Corporation shall cause to be kept by and at the principal office of the Debenture Agent in Montréal, Québec and at the branch office in Toronto, Ontario and by the Debenture Agent or such other registrar as the Corporation, with the approval of the Debenture Agent, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Debenture Agent, a register in which shall be entered the name and address of the holder of each such Global Debenture (being the Depository, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof. If any Debentures of such series are at any time not Global Debentures, the provisions of Section 3.1 shall govern with respect to registrations and transfers of such Debentures.

3.2.2	Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the Directors, an Officer’s Certificate or a supplemental indenture relating to a particular series of Debentures:

a)	Global Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

b)

Global Debentures may be transferred at any time after (i) the Depository for such Global Debentures or the Corporation has notified the Debenture Agent that the Depository is unwilling or unable to continue as Depository for such

Global Debentures, or (ii) the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a Depository under Section 2.6.2, provided in each case that at the time of such transfer the Corporation has not appointed a successor Depository for such Global Debentures;

c)	Global Debentures may be transferred at any time after the Corporation has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Debentures and has communicated such determination to the Debenture Agent in writing;

d)	Global Debentures may be transferred at any time after the Debenture Agent has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a Global Debenture, provided that Beneficial Holders of the Debentures representing, in the aggregate, more than 25% of the aggregate principal amount of the Debentures of such series advise the Depository in writing, through the Depository Participants, that the continuation of the book-entry only registration system for such series of Debentures is no longer in their best interest and also provided that at the time of such transfer the Debenture Agent has not waived the Event of Default pursuant to Section 8.3;

e)	Global Debentures may be transferred if required by applicable law; or

f)	Global Debentures may be transferred if the book-entry only registration system ceases to exist.

3.2.3	With respect to the Global Debentures, unless and until definitive certificates have been issued to Beneficial Holders of the Debentures pursuant to Section 3.2.2:

a)	the Corporation and the Debenture Agent may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

b)	the rights of the Beneficial Holders of the Debentures shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

c)	the Depository will make book-entry transfers among the Depository Participants; and

d)	whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders of the Debentures or the Depository Participants, and has delivered such instructions to the Debenture Agent.

3.2.4	Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders of the Debentures pursuant to this Section 3.2, the Debenture Agent shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 3.2.2 with respect to a series of Debentures issued hereunder, the Debenture Agent shall notify all applicable Depository Participants and Beneficial Holders, through the Depository, of the availability of definitive Debenture certificates. Upon surrender by the Depository of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depository, the Debenture Agent shall deliver the definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.1 and the remaining Sections of this Article 3.

3.3	Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Debenture Agent or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.4	No Notice of Trusts

Neither the Corporation nor the Debenture Agent nor any registrar shall be bound to take notice of or see to the execution of any trust (other than, as the case may be, that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

3.5	Registers Open for Inspection

The registers referred to in Sections 3.1 and 3.2 shall, during regular business hours of the Debenture Agent, be open for inspection by the Corporation, the Debenture Agent or any Debentureholder. Every registrar, including the Debenture Agent, shall from time to time when requested so to do by the Corporation or by the Debenture Agent, in writing, furnish the Corporation or the Debenture Agent, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Debenture Agent shall be entitled to charge a reasonable fee to provide such a list.

3.6	Exchanges of Debentures

3.6.1	Subject to Section 3.7, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

3.6.2	In respect of exchanges of Debentures permitted by Section 3.6.1, Debentures of any series may be exchanged only at the principal office of the Debenture Agent in Montréal, Québec and at the branch office in Toronto, Ontario or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Debenture Agent. Any Debentures tendered for exchange shall be surrendered to the Debenture Agent. The Corporation shall execute and the Debenture Agent shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

3.6.3	Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.7	Restrictions on Transfer of U.S. Debentures under U.S. Securities Laws

3.7.1	Neither the Debentures nor the Common Shares issuable upon conversion thereof or in connection therewith (including upon redemption, maturity or a Change of Control) have been or will be registered under the U.S. Securities Act or under any United States state securities laws. The U.S. Debentures and any Common Shares issuable upon conversion thereof or in connection therewith (including upon redemption, maturity or a Change of Control) (the “U.S. Common Shares”) may be offered, sold or otherwise transferred only, (i) to the Corporation, (ii) outside the United States in accordance with Rule 904, (iii) pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, or (iv) with the prior written consent of the Corporation thereof, pursuant to another exemption from registration under the U.S. Securities Act, provided that an opinion of counsel reasonably satisfactory to the Corporation is provided to the effect that such transfer does not require registration under the U.S. Securities Act or any applicable state securities laws, if available, and in each case in compliance with any applicable state securities laws in the United States or securities laws of any other applicable jurisdictions.

3.7.2	Each U.S. Debenture and U.S. Common Share and any certificate issued in exchange or substitution therefor shall bear the following legend (the “U.S. Legend”) until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF AMAYA GAMING GROUP INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, AFTER THE HOLDER HAS, IN THE CASE OF (C) OR (D) ABOVE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if U.S. Debentures or U.S. Common Shares are being sold outside the United States in accordance with Rule 904 of Regulation S and in compliance with applicable local laws and regulations, and provided that the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of such sale, the legend may be removed by providing a declaration to the effect set forth in Annex 1 to Schedule D hereto (or as the Corporation may prescribe from time to time) together with such other documentation that the Corporation and the Debenture Agent may prescribe including, but not limited to, an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the Corporation and the Debenture Agent to the effect that the sale of the U.S. Debentures or U.S. Common Shares, as applicable, is being made in compliance with Rule 904 of Regulation S; and provided further, that, if any such securities are being sold within the United States in compliance with the exemption from registration under Rule 144 and in compliance with applicable state laws and regulations, the legend may be removed by delivery to the Debenture Agent and the Corporation of an opinion of counsel, of recognized standing in form and substance satisfactory to the Corporation and the Debenture Agent, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws. If a U.S. Debenture or U.S. Common Share, as applicable, is tendered for transfer and bears the legend set forth above and the holder thereof has not obtained the prior written consent of the Corporation, the Debenture Agent or registrar will not register such transfer unless the holder complies with the requirements of this section.

3.7.3	A holder of a U.S. Debenture may exchange such Debenture for a beneficial interest in a Global Debenture or transfer such U.S. Debenture to a Person who takes delivery thereof in the form of a beneficial interest in a Global Debenture only if:

a)	such exchange or transfer is effected pursuant to an effective registration statement under the U.S. Securities Act;

b)	such exchange or transfer is effected in accordance with Rule 904 of Regulation S and in compliance with applicable local laws and regulations of the jurisdiction(s) in which such sale is made;

c)	such exchange or transfer is being effected pursuant to and in accordance with Rule 144 and in compliance with the transfer restrictions contained herein and any applicable securities laws, and the Corporation and the Debenture Agent receive an opinion of counsel in form reasonably acceptable to the Corporation and the Debenture Agent to the effect that such exchange or transfer is in compliance with the U.S. Securities Act; or

d)	such exchange or transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the U.S. Securities Act, other than Rule 144 or Rule 904 of Regulation S, and in compliance with the transfer restrictions contained herein and any applicable securities laws and the Corporation and the Debenture Agent receive an opinion of counsel in form reasonably acceptable to the Corporation and the Debenture Agent to the effect that such exchange or transfer is in compliance with the U.S. Securities Act.

3.8	Closing of Registers

3.8.1	Neither the Corporation nor the Debenture Agent nor any registrar shall be required to:

a)	make transfers or exchanges or conversion of Fully Registered Debentures on any Interest Payment Date or Maturity Date for such Debentures or during the five preceding Business Days;

b)	make transfers or exchanges of any Debentures on the day of any selection by the Debenture Agent of Debentures to be redeemed or during the five preceding Business Days; or

c)	make transfers or exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

3.8.2	Subject to any restriction herein provided, the Corporation with the approval of the Debenture Agent may at any time close any register for any series of Debentures, other than those kept at the principal office of the Debenture Agent in Montréal, Québec and at the branch office in Toronto, Ontario and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

3.9	Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Debenture Agent or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Debenture Agent and the Corporation), and payment of such charges and reimbursement of the Debenture Agent or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

3.9.1	for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to Debentures subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debenture;

3.9.2	for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.9 for a definitive Debenture;

3.9.3	for any exchange of a Global Debenture as contemplated in Section 3.2;

3.9.4	for any exchange of any Debenture resulting from a partial redemption under Section 4.2;

3.9.5	for any exchange of any Debenture resulting from a partial conversion under Section 6.4.4; or

3.9.6	for any exchange of any Debenture resulting from a partial purchase under Section 4.9.

3.10	Ownership of Debentures

3.10.1	Unless otherwise required by law, the person in whose name any registered Debenture is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.

3.10.2	Neither the Corporation nor the Debenture Agent shall have any liability for:

a)	any aspect of the records relating to the beneficial ownership of the Debentures held by a Depository or of the payments relating thereto; or

b)	maintaining, supervising or reviewing any such records relating to the Debentures.

The rules governing Depositories provide that they act as the agent and depository for Depository Participants. As a result, such Depository Participants must look solely to the Depository and Beneficial Holders of Debentures must look solely to the Depository Participants for the payment of principal and interest on the Debentures paid by or on behalf of the Corporation to the Depository.

3.10.3	Beneficial Holders of Debentures:

a)	may not have Debenture certificates registered in their name;

b)	may not have physical certificates representing their interest in the Debentures;

c)	may not be able to sell the Debentures to institutions required by law to hold certificates for securities they own; and

d)	may be unable to pledge Debentures as security.

3.10.4	The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Corporation and/or the Debenture Agent for the same and neither the Corporation nor the Debenture Agent shall be bound to inquire into the title of any such registered holder.

3.10.5	Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefore shall be a valid discharge, to the Debenture Agent, any registrar and to the Corporation.

3.10.6	In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Debenture Agent and any registrar and to the Corporation.

4.	REDEMPTION AND PURCHASE OF DEBENTURES AND CERTAIN PAYMENTS ON MATURITY

Notwithstanding anything to the contrary set forth in this Article 4 of the Indenture, the Convertible Debentures shall only be redeemable before the Maturity Date pursuant to this Article 4 by payment of money and only if the Redemption Condition is met.

4.1	Applicability of Article

Subject to regulatory approval, the Corporation shall have the right at its option to redeem, either in whole or in part, at any time before maturity by payment of money or by issuance of Freely Tradable Common Shares as provided in Section 4.6 or any combination thereof, any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

Subject to regulatory approval and Article 5 hereof, the Corporation shall also have the right at its option to repay, either in whole or in part, on redemption or maturity, either by payment of money in accordance with Sections 2.13 and 4.10, by issuance of Freely Tradable Common Shares as provided in Sections 4.6 and 4.11, as applicable to a series of Debentures, or any combination thereof, the principal amount of any Debentures issued hereunder of any series which by their terms are made so repayable on redemption or maturity (subject however, to any applicable restriction on the repayment of the principal amount of the Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debenture and shall have been expressed in this Indenture, in the Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

4.2	Partial Redemption

If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, or if a portion of the Debentures being redeemed are being redeemed for cash and a portion of such Debentures are being redeemed by the payment of Freely Tradable Common Shares pursuant to Section 4.6, the Debentures to be so redeemed shall be selected by the Debenture Agent on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the

Debentures registered in the name of each holder or in such other manner as the Debenture Agent deems equitable, subject to the approval of the TSX-V or such other exchange on which the Debentures are then listed, as may be required from time to time. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Debenture Agent may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption in part or for redemption in cash and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only or for cash only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, together with interest accrued to but excluding the Redemption Date, the Corporation shall execute and the Debenture Agent shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Depository shall make notations on the Global Debenture of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3	Notice of Redemption

Notice of redemption (the “Redemption Notice”) of any series of Debentures shall be given to the holders of the Debentures so to be redeemed not more than 60 days nor, subject to Section 4.6.2, less than 30 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 13.2. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price together with accrued and unpaid interest to but excluding the Redemption Date, and, if applicable, in respect of a series of Debentures the portion to be redeemed for cash and the portion to be redeemed by issuing Freely Tradable Common Shares and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to accrue and be payable from and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed, the Redemption Notice shall specify:

4.3.1	the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

4.3.2	in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected pro rata or by other similar system, such particulars as may be sufficient to identify the Debentures so selected;

4.3.3	in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depository, the Debenture Agent and the Corporation; and

4.3.4	in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required.

4.4	Debentures Due on Redemption Date

Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price, together with accrued and unpaid interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem, or, if applicable in respect of a series of Debentures, the Common Shares to be issued to redeem, such Debentures shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Debenture Agent as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Agent whose decision shall be final and binding upon all parties in interest.

4.5	Deposit of Redemption Monies or Common Shares

Redemption of Debentures shall be provided for by the Corporation depositing with the Debenture Agent or any paying agent to the order of the Debenture Agent, on or before 11:00 a.m. (Montréal Time) on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money, or, if applicable in respect of a series of Debentures, certificates representing such Common Shares, or both as the case may be, as may be sufficient to pay the Redemption Price of the Convertible Debentures so called for redemption, plus accrued and unpaid interest thereon up to but excluding the Redemption Date, provided the Corporation may elect to satisfy this requirement by providing the Debenture Agent with one or more certified cheques or wire transfer for such amounts required under this Section 4.5 post-dated to the Redemption Date or by providing the Debenture trustee with such funds through electronic transfer of funds on the Business Day immediately prior to the Redemption Date. The Corporation shall also deposit with the Debenture Agent a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Agent in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, or certificates so deposited, or both, the Debenture Agent shall pay or cause to be paid, or issue or cause to be issued, to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption, less applicable withholding taxes, if any.

4.6	Right to Repay Redemption Price in Common Shares for Debentures other than the Convertible Debentures

4.6.1

Except with respect to the Convertible Debentures which shall only be redeemable by the payment of money upon the occurrence of the Redemption Conditions and subject to the other provisions of this Section 4.6, and to obtaining all applicable regulatory approvals; the Corporation may, at its option, in exchange for or in lieu of paying the Redemption Price in money, elect to satisfy its obligation to pay all or any portion of the principal amount of Debentures due upon redemption by issuing and delivering to holders on the Redemption Date that number of Freely Tradable Common Shares obtained by dividing the principal amount of the Convertible Debentures by 95% of the Current Market Price on the Redemption Date (the “Common Share Redemption Right”).

4.6.2	The Corporation shall exercise the Common Share Redemption Right by so specifying in the Redemption Notice which shall be delivered to the Debenture Agent and the holders of Debentures to be so redeemed not more than 60 days and not less than 40 days prior to the Redemption Date in the manner provided in Section 13.2. The Redemption Notice shall also specify the aggregate principal amount of Debentures in respect of which it is exercising the Common Share Redemption Right, if applicable in respect of a series of Debentures.

4.6.3	The Corporation’s right to exercise the Common Share Redemption Right shall be conditional upon the following conditions being met on the Business Day preceding the Redemption Date:

a)	the issuance of the Common Shares on the exercise of the Common Share Redemption Right shall be made in accordance with Applicable Securities Legislation and such Common Shares shall be issued as Freely Tradable Common Shares;

b)	such additional Freely Tradable Common Shares shall be listed on each stock exchange on which the Common Shares are then listed;

c)	the Corporation shall be a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Freely Tradable Common Shares occurs;

d)	no Event of Default shall have occurred and be continuing;

e)	the receipt by the Debenture Agent of an Officer’s Certificate stating that conditions (a), (b), (c) and (d) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Common Shares on the Redemption Date; and

f)

the receipt by the Debenture Agent of an opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Redemption Price, will be validly issued as fully paid and non-assessable, that conditions (a) and (b) above have been satisfied and that, relying exclusively on a list of issuers in default maintained by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (c) need not be expressed with respect to those provinces where certificates are not issued.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Redemption Date, the Corporation shall pay the Redemption Price in cash in accordance with Section 4.5 unless the Debentureholder waives the conditions which are not satisfied.

4.6.4	In the event that the Corporation duly exercises its Common Share Redemption Right, the Corporation shall on or before 11:00 a.m. (Montréal time) on the Business Day immediately prior to the Redemption Date, deliver to the Debenture Agent, for delivery to and on account of the holders of the Debentures, upon the due presentation and surrender of the Debentures, certificates representing the Freely Tradable Common Shares to which such holders are entitled.

4.6.5	No fractional Common Shares shall be delivered upon the exercise of the Common Share Redemption Right but, in lieu thereof, the Corporation shall pay to the Debenture Agent for the account of the holders, at the time contemplated in Section 4.6.4, the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Redemption Date (less any tax required to be deducted, if any).

4.6.6	A holder of Debentures shall be treated as the shareholder of record of the Freely Tradable Common Shares issued on due exercise by the Corporation of its Common Share Redemption Right effective immediately after the close of business on the Redemption Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including dividends or distributions in kind) thereon and arising thereafter, and in the event that the Debenture Agent receives the same, it shall hold the same in trust for the benefit of such holder.

4.6.7	In the event that the Corporation exercises its Common Share Repayment Right, the Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Corporation’s Common Share Redemption Right as provided herein, and shall issue to Debentureholders to whom Freely Tradable Common Shares will be issued pursuant to exercise of the Common Share Redemption Right, such number of Freely Tradable Common Shares as shall be issuable in such event. All Freely Tradable Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

4.6.8	The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Freely Tradable Common Shares upon exercise of the Common Share Redemption Right and shall cause to be listed and posted for trading such Common Shares on each stock exchange on which the Common Shares are then listed.

4.6.9	The Corporation shall from time to time promptly pay, or make provision satisfactory to the Debenture Agent for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, withholding tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Freely Tradable Common Shares to holders upon exercise of the Common Share Redemption Right pursuant to the terms of the Convertible Debentures and of this Indenture.

4.6.10	If the Corporation elects to satisfy its obligation to pay all or any portion of the Redemption Price by issuing Freely Tradable Common Shares in accordance with this Section 4.6 and if the Redemption Price (or any portion thereof) to which a holder is entitled is subject to withholding taxes and the amount of the cash payment of the Redemption Price, if any, is insufficient to satisfy such withholding taxes, the Debenture Agent, on Written Direction of the Corporation but for the account of the holder, shall sell, or cause to be sold through the investment banks, brokers or dealers selected by the Corporation and approved by the Debenture Agent, out of the Freely Tradable Common Shares issued by the Corporation for this purpose, such number of Freely Tradable Common Shares that together with the cash payment of the Redemption Price, if any, is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

4.6.11	Interest accrued and unpaid on the Convertible Debentures on the Redemption Date will be paid, less applicable withholding taxes, if any, to holders of Debentures, in cash, in the manner contemplated in Section 2.14.

4.7	Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Date to so surrender such holder’s Debenture, or shall not within such time accept payment of the Redemption Price payable, or, if applicable in respect of a series of Debentures, take delivery of certificates representing such Common Shares issuable in respect thereof, or give such receipt therefor, if any, as the Debenture Agent may require, such redemption monies may be set aside in trust, without interest, or such certificates may be held in trust, either in the deposit department of the Debenture Agent or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum or Common Shares so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited, or take delivery of the certificates so deposited, or both, upon surrender and delivery up of such holder’s Debenture of the Redemption Price, as the case may be, of such Debenture plus any accrued and unpaid interest thereon to but excluding the Redemption Date. In the event that any money, or certificates for Common Shares, required to be deposited hereunder with the Debenture Agent or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six years from the Redemption Date, then such monies or certificates for Common Shares, together with any accumulated interest thereon or any distribution paid thereon, shall at the end of such period be paid over or delivered over by the Debenture Agent or such depository or paying agent to the Corporation on its demand, and thereupon the Debenture Agent shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money or certificates due from the Corporation, subject to any prescription period provided by the laws of the Province of Québec. Notwithstanding the foregoing, the Debenture Agent will pay any remaining funds prior to the expiry of six years after the Redemption Date to the Corporation upon receipt from the Corporation or one of its Subsidiaries of an uncontested letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of six years after the Redemption Date, the Corporation shall, prior to the payment by the Debenture Agent, pay the Debenture Agent the amounts required to be paid by the Debenture Agent to a holder of a Debenture pursuant to the redemption after the date of such payment of the remaining funds to the Corporation but prior to six years after the redemption.

4.8	Cancellation of Debentures Redeemed

Subject to the provisions of Sections 4.2 and 4.9 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article 4 shall forthwith be delivered to the Debenture Agent and cancelled and no Debentures shall be issued in substitution therefor.

4.9	Purchase of Debentures by the Corporation

Unless otherwise specifically provided with respect to a particular series of Debentures, the Corporation or an Affiliate may at any time and from time to time, purchase Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract, at any price; provided, however, that if an Event of Default has occurred and is continuing, the Corporation and its Affiliates will not have the right to purchase Debentures by private contract. All Debentures so purchased may, at the option of the Corporation or such Affiliate, be delivered to the Debenture Agent and shall be cancelled and no Debentures shall be issued in substitution therefor.

If, upon an invitation for tenders, more Debentures are tendered at the same lowest price that the Corporation or an Affiliate is prepared to accept, the Debentures to be purchased by the Corporation or by such Affiliate shall be selected by the Debenture Agent on a pro rata basis or in such other manner consented to by the TSX-V or such other exchange on which the Debentures are then listed which the Debenture Agent considers appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Debenture Agent may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Debenture Agent shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to a Global Debenture, the Depository shall make notations on the Global Debenture of the principal amount thereof so purchased.

4.10	Deposit of Maturity Monies

Subject to Section 4.11, payment on maturity of Debentures shall be provided for by the Corporation depositing with the Debenture Agent or any paying agent to the order of the Debenture Agent, on or before 11:00 a.m. (Montréal time) on the Business Day immediately prior to the maturity date of such Debentures such sums of money and/or Common Shares, if applicable in respect of a series of Debentures, as may be sufficient to pay the principal amount of the Debentures, together with a sum of money sufficient to pay all accrued and unpaid interest thereon up to but excluding the maturity date of such Debentures, provided the Corporation may elect to satisfy this requirement by providing the Debenture Agent with one or more certified cheques or with funds by electronic transfer, for such amounts required under this Section 4.10. The Corporation shall also deposit with the Debenture Agent a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Agent in connection therewith. Every such deposit shall be irrevocable. From the sums so deposited, the Debenture Agent shall pay or cause to be paid to the holders of such Debentures, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on maturity.

4.11	Right to Repay Principal Amount in Common Shares for Debentures other than Convertible Debentures

4.11.1	Subject to the other provisions of this Section 4.11 and to applicable regulatory approval, the Corporation may, at its option, in exchange for or in lieu of paying all or any portion of the principal amount of the Debentures, to the exclusion of the Convertible Debentures, outstanding in money, elect to satisfy its obligation to repay all or any portion of the principal amount of the Debentures outstanding by issuing and delivering to holders on the Maturity Date that number of Freely Tradable Common Shares obtained by dividing the principal amount of the Debentures by 95% of the Current Market Price of the Common Shares on their maturity date (the “Common Share Repayment Right”).

4.11.2	The Corporation shall exercise the Common Share Repayment Right by so specifying in a written notice to be delivered to the Debenture Agent and the holders of Debentures not more than 60 days and not less than 40 days prior to the Maturity Date, and which shall also specify the aggregate principal amount of Debentures in respect of which it is exercising the Common Share Repayment Right on the maturity date of such Debentures.

4.11.3	The Corporation’s right to exercise the Common Share Repayment Right shall be conditional upon the following conditions being met on the Business Day preceding the Maturity Date:

a)	the issuance of the Common Shares on the exercise of the Common Share Repayment Right shall be made in accordance with Applicable Securities Legislation and such Common Shares shall be issued as Freely Tradable Common Shares;

b)	such additional Freely Tradable Common Shares shall be listed on each stock exchange on which the Common Shares are then listed;

c)	the Corporation shall be a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Freely Tradable Common Shares occurs;

d)	no Event of Default shall have occurred and be continuing;

e)	the receipt by the Debenture Agent of an Officer’s Certificate stating that conditions (a), (b), (c) and (d) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Common Shares on the maturity date of such Debentures; and

f)	the receipt by the Debenture Agent of an opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the principal amount of the Debentures outstanding will be validly issued as fully paid and non-assessable, that conditions (a) and (b) above have been satisfied and that, relying exclusively on lists of issuers in default maintained by the relevant securities authorities, condition (c) above is satisfied, except that the opinion in respect of condition (c) need not be expressed with respect to those provinces where certificates are not issued.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the maturity date of such Debentures, the Corporation shall pay the principal amount of the Debentures outstanding in cash in accordance with Sections 2.13 and 4.10, unless the Debentureholder waives the conditions which are not satisfied.

4.11.4

In the event that the Corporation duly exercises its Common Share Repayment Right, the Corporation shall on or before 11:00 a.m. (Montréal time) on the Business Day immediately prior to the maturity date of such Debentures, deliver to the Debenture Agent, for delivery to and on account of the holders, upon the due presentation and surrender of the Debenture certificates representing, the Freely Tradable Common Shares to which such holders are entitled. The Corporation shall also deposit with the Debenture Agent a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Agent in connection with the Common Share Repayment Right. Every such deposit shall be irrevocable. From the certificates so deposited in addition to amounts payable by the Debenture Agent pursuant to Sections 2.13 and 4.10, the Debenture Agent shall pay or cause to be paid, to the holders of such Debentures, upon surrender of such Debentures, the principal amount of and premium (if any) on the Debentures to which they are respectively entitled on maturity and deliver to such holders the certificates to which such holders are entitled. The delivery of such certificates to the Debenture Agent will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of certificates relates to the extent of the amount delivered (plus the amount of any Common Shares sold to pay applicable taxes in accordance with this Section 4.11) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the certificates so delivered, the certificate(s) to which it is entitled.

4.11.5	No fractional Freely Tradable Common Shares shall be delivered upon the exercise of the Common Share Repayment Right but, in lieu thereof, the Corporation shall pay to the Debenture Agent for the account of the holders, at the time contemplated in Section 4.11.4, the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the maturity date of such Debentures (less any tax required to be deducted, if any).

4.11.6	A holder shall be treated as the shareholder of record of the Freely Tradable Common Shares issued on due exercise by the Corporation of its Common Share Repayment Right effective immediately after the close of business on the maturity date of such Debentures, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (dividends or distributions in kind) thereon and arising thereafter, and in the event that the Debenture Agent receives the same, it shall hold the same in trust for the benefit of such holder.

4.11.7	The Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Common Share Repayment Right as provided herein, and shall issue to Debentureholders to whom Freely Tradable Common Shares will be issued pursuant to exercise of the Common Share Repayment Right, such number of Freely Tradable Common Shares as shall be issuable in such event. All Freely Tradable Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

4.11.8	The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Freely Tradable Common Shares upon exercise of the Common Share Repayment Right and shall cause to be listed and posted for trading such Freely Tradable Common Shares on each stock exchange on which the Common Shares are then listed.

4.11.9	The Corporation shall from time to time promptly pay, or make provision satisfactory to the Debenture Agent for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, withholding tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Freely Tradable Common Shares to holders upon exercise of the Common Share Repayment Right pursuant to the terms of the Convertible Debentures and of this Indenture.

4.11.10	If the Corporation elects to satisfy its obligation to pay all or any portion of the principal amount of Debentures due on maturity by issuing Freely Tradable Common Shares in accordance with this Section 4.11 and if the principal amount (or any portion thereof) to which a holder is entitled is subject to withholding taxes and the amount of the cash payment of the principal amount due on maturity, if any, is insufficient to satisfy such withholding taxes, the Debenture Agent, on a Written Direction of the Corporation but for the account of the holder, shall sell, or cause to be sold, through the investment banks, brokers or dealers selected by the Corporation, out of the Freely Tradable Common Shares issued by the Corporation for this purpose, such number of Freely Tradable Common Shares that together with the cash component of the principal amount due on maturity is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

4.11.11	Interest accrued and unpaid on the Debentures on the maturity date of such Debentures will be paid, less applicable withholding taxes, if any, to holders of Debentures, in cash, in the manner contemplated in Section 2.14.

5.	SUBORDINATION OF DEBENTURES

5.1	Applicability of Article

The indebtedness, liabilities and obligations evidenced by any Debentures issued hereunder of any series which by their terms are subordinate, including on account of principal, interest or otherwise, but excluding the issuance of Common Shares or other securities in accordance with Article 6, any redemption by the issuance of Common Shares pursuant to Article 4, or by the issuance of Common Shares at maturity pursuant to Article 4 (collectively, the “Debenture Liabilities”), shall be subordinated and postponed and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 5 and in Section 2.4.7, to the prior full and final payment of all existing and future Senior Indebtedness of any entity of the Corporation and each holder of any such Debenture by his acceptance thereof, whether directly or on its behalf, agrees to and shall be bound by the provisions of this Article 5.

5.2	Order of Payment

Upon any distribution of the assets of the Corporation upon any dissolution, winding up, total liquidation or reorganization of the Corporation (whether in bankruptcy, insolvency or receivership proceedings, or upon an “assignment for the benefit of creditors” or any other marshalling of the assets and liabilities of the Corporation, or otherwise):

5.2.1	all Senior Indebtedness shall first be paid indefeasibly in full, or provision made for such payment, in cash before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Debentures;

5.2.2	any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the holders of the Debentures or the Debenture Agent on behalf of such holders would be entitled except for the provisions of this Article 5 shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

5.2.3	the Senior Creditors or a receiver or a receiver-manager of the Corporation or of all or part of its assets or any other enforcement agent may sell, mortgage, or otherwise dispose of the Corporation assets in whole or in part, free and clear of all Debenture Liabilities and without the approval of the Debentureholders or the Debenture Agent or any requirement to account to the Debenture Agent or the Debentureholders.

The rights and priority of the Senior Indebtedness and the subordination pursuant hereto shall not be affected by:

a)	whether or not the Senior Indebtedness is secured;

b)	the time, sequence or order of creating, granting, executing, delivering of, or registering, perfecting or failing to register or perfect any security notice, caveat, financing statement or other notice in respect of the Senior Security;

c)	the time or order of the attachment, perfection or crystallization of any security constituted by the Senior Security;

d)	the taking of any collection, enforcement or realization proceedings pursuant to the Senior Security;

e)	the date of obtaining of any judgment or order of any bankruptcy court or any court administering bankruptcy, insolvency or similar proceedings as to the entitlement of the Senior Creditors, or any of them or the Debentureholders or any of them to any money or property of the Corporation;

f)	the failure to exercise any power or remedy reserved to the Senior Creditors under the Senior Security or to insist upon a strict compliance with any terms thereof;

g)	whether any Senior Security is now perfected, hereafter ceases to be perfected, is avoidable by any trustee in bankruptcy or like official or is otherwise set aside, invalidated or lapses;

h)	the date of giving or failing to give notice to or making demand upon the Corporation;

i)	any amendment, modification, increase, extension, renewal, replacement of any Senior Indebtedness or Senior Security; or

j)	any other matter whatsoever.

5.3	Subrogation to Rights of Holders of Senior Indebtedness

Subject to the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of and interest on the Debentures shall be paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, shall, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of Debentures, be deemed to be a payment by the Corporation to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

The Debenture Agent, for itself and on behalf of each of the Debentureholders, hereby waives any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Corporation or any property and assets subject to the Senior Security or in any other manner to require the orderly disposition of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them.

5.4	Obligation to Pay Not Impaired

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the principal, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Corporation other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Debenture Agent or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy.

5.5	No Payment if Senior Indebtedness in Default

Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, or any enforcement of any Senior Indebtedness, then, except as provided in Section 5.8, all principal of and interest on all such matured Senior Indebtedness shall first be paid in full, or shall first have been duly provided for, before any payment is made on account of principal of or interest on the Debentures.

In case of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment (by purchase of Debentures or otherwise) shall be made by the Corporation with respect to the principal of or interest on the Debentures and neither the Debenture Agent nor the holders of Debentures shall be entitled to demand, accelerate, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures after the happening of such a default (except as provided in Section 5.8), and unless and until such default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have become due and payable, shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; provided, however, that the foregoing shall in no way prohibit, restrict or prevent the Debenture Agent from taking such actions as may be necessary to preserve claims of the Debenture Agent and/or the holders of Debentures under this Indenture in any bankruptcy, reorganization or insolvency proceeding (including, without limitation, the filing of proofs of claim in any such bankruptcy, reorganization or insolvency proceedings by or against the Corporation or its Subsidiaries and exercising its rights to vote as an unsecured creditor under any such bankruptcy, reorganization or insolvency proceedings commenced by or against the Corporation or its Subsidiaries).

The fact that any payment hereunder is prohibited by this Section 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.

5.6	Payment on Debentures Permitted

Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except as prohibited by Section 5.2 or 5.5, any payment of principal of or interest on the Debentures. The fact that any such payment is prohibited by Section 5.2 or 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures or, except as prohibited by Section 5.2 or 5.5, the application by the Debenture Agent of any moneys deposited with the Debenture Agent hereunder for the purpose, to the payment of or on account of the Debenture Liabilities.

5.7	Confirmation of Subordination

Each holder of Debentures by his acceptance thereof authorizes and directs the Debenture Agent on his behalf to take such action as may be necessary or appropriate to effect the subordination as provided in this Article 5 and appoints the Debenture Agent his attorney-in-fact for any and all such purposes. This power of attorney, being coupled with an interest and rights, shall be irrevocable. Upon request of the Corporation, and upon being furnished an Officers’ Certificate stating that one or more named persons are Senior Creditors, and specifying the amount and nature of the Senior Indebtedness of such Senior Creditors, the Debenture Agent shall enter into a written agreement or agreements with the Corporation and the person or persons named in such Officers’ Certificate providing that such person or persons are entitled to all the rights and benefits of this Article 5 as a Senior Creditor specified in such Officers’ Certificate and in such agreement. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness. However, nothing herein shall impair the rights of any Senior Creditor who has not entered into such an agreement.

5.8	Knowledge of Debenture Agent

Notwithstanding the provisions of this Article 5, the Debenture Agent will not be charged with knowledge of the existence of any fact that would prohibit the making of any payment of monies to or by the Debenture Agent, or the taking of any other action by the Debenture Agent, unless and until the Debenture Agent has received written notice thereof from the Corporation, any Debentureholder, any Senior Creditor or a trustee on behalf of anyone or more Senior Creditors, and such notice to the Debenture Agent shall be deemed to be notice to holders of Debentures. The Debenture Agent will notify holders of Debentures as soon as reasonably practicable of such notice.

5.9	Debenture Agent May Hold Senior Indebtedness

The Debenture Agent is entitled to all the rights set forth in this Article 5 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Debenture Agent of any of its rights as such holder.

5.10	Rights of Holders of Senior Indebtedness Not Impaired

No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non-compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

5.11	Altering the Senior Indebtedness

The holders of the Senior Indebtedness have the right to extend, renew, revise, restate, modify or amend the terms of the Senior Indebtedness (including increasing the principal amount of the Senior Indebtedness) or the Senior Security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Debentureholders or the Debenture Agent and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders or the Debenture Agent.

5.12	Additional Indebtedness

This Indenture does not restrict the Corporation or any other entity of the Corporation from incurring additional indebtedness for borrowed money or otherwise or mortgaging, pledging or charging its real (immoveable) or personal (moveable) property or properties to secure any indebtedness or other financing.

5.13	Right of Debentureholder to Convert Not Impaired

The subordination of the Debentures to the Senior Indebtedness and the provisions of this Article 5 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 6.

5.14	Invalidated Payments

In the event that any of the Senior Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Senior Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 5 shall be reinstated and the provisions of this Article 5 shall again be operative until all Senior Indebtedness is repaid in full, provided that such reinstatement shall not give the Senior Creditors any rights or recourses against the Debenture Agent or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

5.15	Contesting Security

The Debenture Agent, for itself and on behalf of the Debentureholders, agrees that it shall not contest or bring into question the validity, perfection or enforceability of any of the Senior Security or Senior Indebtedness, or the relative priority of the Senior Security or Senior Indebtedness.

5.16	No Set-Off

Each of the Corporation and the Debenture Agent agrees, and each holder of a Debenture, by his acceptance thereof, likewise agrees, that it shall have no rights of set-off or counterclaim with respect to the principal of, premium, if any, and interest on the Debentures at any time when any payment of, or in respect of, such amounts to the Debenture Agent or the holder of a Debenture is prohibited by this Article 5 or is otherwise required to be paid to the holders of Senior Indebtedness or their representative or to the trustee under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear.

5.17	Obligations Created by Article 5

The Corporation and the Debenture Agent, in its capacity as trustee hereunder and not in its corporate personal capacity, agree, and each holder by its acceptance of a Debenture likewise agrees, that:

5.17.1	the provisions of this Article 5 are an inducement and consideration to each holder of Senior Indebtedness to give or continue credit to the Corporation, the Corporation’s Subsidiaries or others or to acquire Senior Indebtedness;

5.17.2	each holder of Senior Indebtedness may accept the benefit of this Article 5 on the terms and conditions set forth in this Article 5 by giving or continuing credit to the Corporation, the Corporation’s Subsidiaries or others or by acquiring or having outstanding as of the date hereof Senior Indebtedness, in each case without notice to the Debenture Agent and without establishing actual reliance on this Article 5; and

5.17.3	each obligation created by this Article 5 is created for the benefit of the holders of Senior Indebtedness and is hereby declared to be created in trust for those holders by the Corporation, the Debenture Agent and each holder of a Debenture and shall be binding on the Corporation, the Debenture Agent and each holder of a Debenture whether or not any confirmation described in Section 5.7 is requested, executed or delivered.

5.18	Amendments to Article 5

Each of the Corporation and the Debenture Agent (relying on the opinion of Counsel) agrees, and each holder of a Debenture, by his acceptance thereof, likewise agrees, not to make any changes to this Indenture or the Debentures, including this Article 5 or the definition of Senior Indebtedness, which prejudice the rights of the holders of Senior Indebtedness under this Article 5 without the consent of the holders of Senior Indebtedness or their representative or the trustee under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued.

6.	CONVERSION OF DEBENTURES

6.1	Applicability of Article

Any Debentures issued hereunder of any series which by their terms are convertible (subject, however, to any applicable restriction of the conversion of Debentures of such series) will be convertible into Freely Tradable Common Shares or, if applicable, other securities or property, at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and shall have been expressed in this Indenture, in such Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Common Shares shall be adjusted for in the manner provided in Section 6.6.

6.2	Notice of Expiry of Conversion Privilege

Notice of the expiry of the conversion privileges of Debentures, shall be given by or on behalf of the Corporation, not more than 60 days and not less than 30 days prior to the date fixed for the Time of Expiry, in the manner provided in Section 13.2.

6.3	Revival of Right to Convert

If the redemption of any Debenture called for redemption by the Corporation is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.

6.4	Manner of Exercise of Right to Convert

6.4.1	The holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares shall surrender such Debenture to the Debenture Agent at its principal office of the Debenture Agent in Montréal, Québec and at the branch office in Toronto, Ontario together with the conversion notice in the form attached hereto as Schedule C duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Debenture Agent, exercising his right to convert such Debenture in accordance with the provisions of this Article 6; provided that with respect to a Global Debenture, the obligation to surrender a Debenture to the Debenture Agent shall be satisfied if the Debenture Agent makes notation on the Global Debenture of the principal amount thereof so converted and the Debenture Agent is provided with all other documentation which it may request. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Debenture Agent, his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Corporation as at the Business Day immediately after the Date of Conversion (or such later date as is specified in Section 6.4.2) as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article 6 and, as soon as practicable thereafter, the Corporation shall (i) deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares and (ii) make or cause to be made any payment of interest to which such holder is entitled in accordance with Section 6.4.5 hereof or in respect of fractional Common Shares as provided in Section 6.6.

6.4.2	For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion on the date on which it is so surrendered when the register of the Debenture Agent is open and in accordance with the provisions of this Article 6 or, in the case of a Global Debenture, on the date which the Debenture Agent received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Debenture Agent at one of its offices specified in Section 6.4.1; provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such register is next reopened (in each case, the “Date of Conversion”).

6.4.3	Any part, being $1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such part.

6.4.4	Upon a holder of any Debenture exercising the right of conversion in respect of only a part of the Debenture and surrendering such Debenture to the Debenture Agent, in accordance with Section 6.4.1 the Debenture Agent shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to a Global Debenture, the Debenture Agent shall make notations on the Global Debenture of the principal amount thereof so converted.

6.4.5	The holder of a Debenture surrendered for conversion in accordance with this Section 6.4 shall be entitled (subject to any applicable restriction on the right to receive interest on conversion of Debentures of any series) to receive, as the case may be, accrued and unpaid interest in respect thereof from and including the most recently completed Interest Payment Date to, and excluding, the Date of Conversion. The Common Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Business Day immediately after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to Section 6.4.2, from which applicable date such Common Shares will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

6.4.6	In the event of a conversion of Debentures into Freely Tradable Common Shares where the holder is subject to withholding taxes, the Debenture Agent, on a Written Direction of the Corporation but for the account of the holder, shall sell, or cause to be sold through the investment banks, brokers or dealers selected by the Corporation, out of the Freely Tradable Common Shares issued by the Corporation for this purpose, such number of Freely Tradable Common Shares that together with any cash payment in lieu of fractional Common Shares, if any, is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

6.5	Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

6.5.1

If and whenever at any time prior to the Time of Expiry the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares or securities convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends or distributions in the form of Common Shares in lieu of cash dividends or cash distributions paid in the ordinary course on the Common Shares), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a dividend or distribution, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision, dividend or distribution, or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Section 6.5.1 shall occur. Any such issue of Common Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Common Shares under Sections 6.5.2 and 6.5.3 of this Section 6.5. Upon any adjustment to the Conversion Price as set out in this Section 6.5.1, the number of Common Shares to be issued upon conversion shall, in the case of any of the events referred to in (i) or (iii) above, be increased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision, dividend or distribution, or shall, in the case of any of the events referred to in (ii) above, be decreased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation.

6.5.2

If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares (other than for the issue of Common Shares to holders of Common Shares who have elected to receive dividends or distributions in the form of Common Shares in lieu of cash dividends or cash distributions paid in the ordinary course on the Common Shares) entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price of a Common Share on such record date (other than pursuant to the distribution reinvestment plan of the Corporation), the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the quotient obtained by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect if only the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.

6.5.3	If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) shares of any class other than Common Shares and other than shares distributed to holders of Common Shares who have elected to receive dividends or distributions in the form of such shares in lieu of dividends or distributions paid in the ordinary course, (ii) rights, options or warrants (excluding rights, options or warrants entitling the holders thereof for a period of not more than 45 days to subscribe for or purchase Common Shares or securities convertible into Common Shares), (iii) evidences of its indebtedness, or (iv) assets (excluding dividends or distributions paid in the ordinary course) then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date, less the fair market value (as determined by the Directors, with the approval of the Debenture Agent, which determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be. In clause (iv) of this Section 6.5.3 the term “dividends or distributions paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends or distributions paid in the ordinary course at the option of shareholders.

6.5.4

If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Section 6.5.1 or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other person or other entity; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other person or other entity or a liquidation, dissolution or winding-up of the Corporation, any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the person or other entity resulting from such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the Directors to give effect to or to evidence the provisions of this Section 6.5.4, the Corporation, its successor, or such purchasing person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up or other similar transaction, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares or other securities or property to which a holder of Debentures is entitled on the exercise of its conversion rights thereafter. Any indenture entered into between the Corporation and the Debenture Agent pursuant to the provisions of this Section 6.5.4 shall be a supplemental indenture entered into pursuant to the provisions of Article 15. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing person or other entity and the Debenture Agent shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 6.5.4 and which shall apply to successive reclassifications, capital reorganizations, consolidations, amalgamations, mergers, sales or conveyances and to any successive liquidation, dissolution or winding up or other similar transaction.

6.5.5

In any case in which this Section 6.5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common

Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 6.5.5, have become the holder of record of such additional Common Shares pursuant to Section 6.4.2.

6.5.6	The adjustments provided for in this Section 6.5 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 6.5.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

6.5.7	For the purpose of calculating the number of Common Shares outstanding, Common Shares owned by or for the benefit of the Corporation shall not be counted.

6.5.8	In the event of any question arising with respect to the adjustments provided in this Section 6.5, such question shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Debenture Agent (who may be the auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Debenture Agent, and the Debentureholders.

6.5.9	In case the Corporation shall take any action affecting the Common Shares other than action described in this Section 6.5, which in the opinion of the Directors, would materially affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the Directors, subject to the prior written consent of the TSX-V (or, if the Debentures of any series are not listed thereon, on such other exchange on which the Debentures of any series are then listed), as the Directors in their sole discretion may determine to be equitable in the circumstances. Failure of the Directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

6.5.10	Subject to the prior written consent of the TSX-V or such other exchange on which the Debentures of any series are then listed, no adjustment in the Conversion Price shall be made in respect of any event described in Section 6.5.1, 6.5.2 or 6.5.3 other than the events described in Section 6.5.1(i) or (ii) if the holders of Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

6.5.11	Except as stated above in this Section 6.5, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Common Shares at less than the Current Market Price for such Common Shares on the date of issuance or the then applicable Conversion Price.

6.6	No Requirement to Issue Fractional Common Shares

The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of this Section 6.6, be deliverable upon the conversion of any principal amount of Debentures, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Current Market Price on the Date of Conversion of such fractional interest (less applicable withholding taxes, if any).

6.7	Corporation to Reserve Common Shares

The Corporation covenants with the Debenture Agent that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of Debentures as provided in this Article 6, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Debenture Agent that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

6.8	Cancellation of Converted Debentures

Subject to the provisions of Section 6.4 as to Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Debenture Agent and no Debenture shall be issued in substitution therefor.

6.9	Certificate as to Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.5, deliver an Officer’s Certificate to the Debenture Agent specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Debenture Agent (who may be the auditors of the Corporation) and shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in Section 13.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price.

6.10	Notice of Special Matters

The Corporation covenants with the Debenture Agent that so long as any Debenture remains outstanding, it will give notice to the Debenture Agent, and to the Debentureholders in the manner provided in Section 13.2, of its intention to fix a record date for any event referred to in Section 6.5.1, 6.5.2 or 6.5.3 (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than fourteen (14) days in each case prior to such applicable record date.

6.11	Protection of Debenture Agent

Subject to Section 14.3, the Debenture Agent:

6.11.1	shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

6.11.2	shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture;

6.11.3	shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or Common Share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article; and

6.11.4	shall be entitled to act and rely on any adjustment calculation of the Corporation.

6.12	Payment of Cash in Lieu of Common Shares

Upon conversion, the Corporation may offer and the converting holder may agree to the delivery of cash for all or a portion of the Debentures surrendered in lieu of Common Shares.

7.	COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Debenture Agent for the benefit of the Debenture Agent and the Debentureholders, that so long as any Debentures remain outstanding:

7.1	To Pay Principal, Premium (if any) and Interest

The Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures.

7.2	No Dividends or distribution on Common Shares

Notwithstanding any other provision of this Indenture, the Corporation shall not declare or make any dividend or distribution to the holders of its issued and outstanding Common Shares prior to the Maturity Date or to the conversion of all outstanding Convertible Debentures issued on the Issue Date.

In addition, the Corporation shall not declare or make any dividend or distribution to the holders of its issued and outstanding Common Shares after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist.

7.3	To Pay Debenture Agent’s Remuneration

The Corporation will pay the Debenture Agent reasonable remuneration for its services as Debenture Agent hereunder and will repay to the Debenture Agent on demand all monies which shall have been paid by the Debenture Agent in connection with the execution of the trusts hereby created and such monies including the Debenture Agent’s remuneration, shall be payable out of any funds coming into the possession of the Debenture Agent in priority to payment of any principal of the Debentures or interest thereon. Any amount due under this Section 7.3 and unpaid thirty days after written request for such payment shall bear interest from the expiration of such thirty days at a rate per annum equal to the then rate charged by the Debenture Agent under similar indentures from time to time, payable on demand. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

7.4	To Give Notice of Default

The Corporation shall promptly notify the Debenture Agent in writing upon obtaining knowledge of any Event of Default hereunder.

7.5	Preservation of Existence, etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a proper, efficient and business-like manner and in accordance with good business practices; and, subject to the express provisions hereof and it will do or cause to be done all things necessary to preserve and keep in full force and effect the existence and right of each entity of the Corporation.

7.6	Keeping of Books

The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles.

7.7	Annual Certificate of Compliance

The Corporation shall deliver to the Debenture Agent, within 120 days after the end of each calendar year, an Officer’s Certificate as to the knowledge of such Director or an authorized officer of the Corporation who executes the Officer’s Certificate, of the Corporation’s compliance with all conditions and covenants of this Indenture certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars any steps taken or proposed to be taken to remedy such Event of Default.

7.8	Performance of Covenants by Debenture Agent

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Debenture Agent may notify the Debentureholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but (subject to Sections 8.2 and 14.3) shall be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Debenture Agent shall be repayable as provided in Section 7.2. No such performance, expenditure or advance by the Debenture Agent shall be deemed to relieve the Corporation of any default hereunder.

7.9	Maintain Listing

The Corporation shall use commercial best efforts to ensure that the Common Shares and the Convertible Debentures are listed and posted for trading on the TSX-V, to maintain such listing and posting for trading of the Common Shares and the Convertible Debentures on the TSX-V, and to maintain the Corporation’s status as a “reporting issuer” not in default under Applicable Securities Legislation.

8.	DEFAULT

8.1	Events of Default

Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

8.1.1	failure for 15 days to pay interest on any Debenture when due;

8.1.2	failure to pay principal or premium, if any, on any Debenture when due whether at maturity, upon redemption, by declaration or otherwise (whether such payment is due in cash, Common Shares or other securities or property or a combination thereof);

8.1.3	default in the delivery, when due, of all cash and any Common Shares or other consideration payable on conversion with respect to any Debenture;

8.1.4	default in the observance or performance of any material covenant or condition of this Indenture by the Corporation which remains unremedied for a period of 30 days after notice in writing has been given by the Debenture Agent to the Corporation specifying such default and requiring the Corporation to remedy such default;

8.1.5	if a decree or order of a Court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

8.1.6	if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Corporation or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

8.1.7	if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 10.1 are duly observed and performed; or

8.1.8	if, after the date of this Indenture, any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation generally, under the Applicable Securities Legislation of any jurisdiction.

In each and every such event the Debenture Agent may, in its discretion, but subject to the provisions of this Section 8.1, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of Debentures then outstanding, subject to the provisions of Section 8.3, by notice in writing to the Corporation declare the principal of and interest on all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Debenture Agent, and the Corporation shall forthwith pay to the Debenture Agent for the benefit of the Debentureholders such principal, accrued and unpaid interest and interest on amounts in default on such Debentures (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Corporation, the premium, if any, on Debentures then outstanding which would have been payable upon the redemption thereof by the Corporation on the date of such declaration) and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest and such other monies from the date of such declaration until payment is received by the Debenture Agent, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Debenture Agent shall be applied in the manner provided in Section 8.6.

For greater certainty, for the purposes of this Section 8.1, a series of Debentures shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, premium, if any, or interest on the Debentures of such series in which case references to Debentures in this Section 8.1 shall refer to Debentures of that particular series.

For the purposes of this Article 8, where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 8.1, then this Article 8 shall apply mutatis mutandis to the Debentures of such series and references in this Article 8 to the Debentures shall mean Debentures of the particular series and references to the Debentureholders shall refer to the Debentureholders of the particular series, as applicable.

8.2	Notice of Events of Default

If an Event of Default shall occur and be continuing the Debenture Agent shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 13.2, provided that notwithstanding the foregoing, unless the Debenture Agent shall have been requested to do so by the holders of at least 25% of the principal amount of Debentures then outstanding, the Debenture Agent shall not be required to give such notice if the Debenture Agent in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing.

When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Debenture Agent to the Debentureholders within 15 days after the Debenture Agent becomes aware the Event of Default has been cured.

8.3	Waiver of Default

Upon the happening of any Event of Default hereunder:

8.3.1

the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of a majority of the principal amount of Debentures then outstanding, to instruct the Debenture Agent to waive any Event of Default and to cancel any declaration made by the Debenture Agent pursuant to Section 8.1 and the Debenture Agent shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non-observance or non-performance by the Corporation of any covenant applicable only to one or more series of Debentures, then the holders of more than 50% of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Debenture Agent shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

8.3.2	the Debenture Agent, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Debenture Agent’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Debenture Agent in the exercise of its discretion, upon such terms and conditions as the Debenture Agent may deem advisable.

No such act or omission either of the Debenture Agent or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

8.4	Enforcement by the Debenture Agent

Subject to the provisions of Section 8.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders and to the provisions of this Section 8.4, if the Corporation shall fail to pay to the Debenture Agent, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Debenture Agent may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Debenture Agent in such request shall have been directed to take, or if such request contains no such direction, or if the Debenture Agent shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Debenture Agent shall deem expedient.

The Debenture Agent shall be entitled and empowered, either in its own name or as trustee of an express trust, or as mandatary for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Debenture Agent and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Debenture Agent is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Debenture Agent) the true and lawful mandatary of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Debenture Agent, in order to have the respective claims of the Debenture Agent and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 8.3, nothing contained in this Indenture shall be deemed to give to the Debenture Agent, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

The Debenture Agent shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders; provided that, notwithstanding any other provision of this Indenture, the Debenture Agent shall not be bound by and shall not take, and no Debentureholder is or shall be entitled to take, any action under or pursuant to this Section 8.4 without the written consent of any Eligible Senior Creditor.

All rights of action hereunder may be enforced by the Debenture Agent without the possession of any of the Debentures or the production thereof at trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Debenture Agent shall be brought in the name of the Debenture Agent as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Debenture Agent (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Debenture Agent shall be a party) the Debenture Agent shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

8.5	No Suits by Debentureholders

No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of, or premium (if any), or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Debenture Agent written notice of the happening of an Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding shall have made a request to the Debenture Agent and the Debenture Agent shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them shall have furnished to the Debenture Agent, when so requested by the Debenture Agent, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Debenture Agent shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Debenture Agent, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures; provided that, notwithstanding any other provision of this Indenture, the Debenture Agent shall not be bound by and shall not take, and no Debentureholder is or shall be entitled to take, any action under or pursuant to this Section 8.5 without the written consent of any Eligible Senior Creditor.

8.6	Application of Monies by Debenture Agent

8.6.1	Except as herein otherwise expressly provided, any monies received by the Debenture Agent from the Corporation pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Debenture Agent available for such purpose, as follows:

a)	first, in payment or in reimbursement to the Debenture Agent of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Debenture Agent in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

b)	second, but subject as hereinafter in this Section 8.6 provided, in payment, rateably and proportionately to (and in the case of applicable withholding taxes, if any, on behalf of) the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

c)	third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to clause (b) above in respect of the principal, premium or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a person other than the Corporation or any Subsidiary but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

8.6.2

The Debenture Agent shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Debenture Agent may think necessary to provide for the payments mentioned in Section 8.6.1, is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 14.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment or distribution hereunder.

8.7	Notice of Payment by Debenture Agent

Not less than 15 days notice shall be given in the manner provided in Section 13.2 by the Debenture Agent to the Debentureholders of any payment to be made under this Article 8. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

8.8	Debenture Agent May Demand Production of Debentures

The Debenture Agent shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Debenture Agent may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Debenture Agent shall deem sufficient.

8.9	Remedies Cumulative

No remedy herein conferred upon or reserved to the Debenture Agent, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.10	Judgment Against the Corporation

The Corporation covenants and agrees with the Debenture Agent that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Debenture Agent, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.

8.11	Immunity of Directors, Officers and Others

The Debentureholders and the Debenture Agent hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer or director of any entity of the Corporation, any Director or any holder of Common Shares or of any successor thereto, for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Debentures.

9.	SATISFACTION AND DISCHARGE

9.1	Cancellation and Destruction

All Debentures shall forthwith after payment thereof be delivered to the Debenture Agent and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Debenture Agent and, if required by the Corporation, the Debenture Agent shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

9.2	Non-Presentation of Debentures

In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Debenture Agent may require:

9.2.1	the Corporation shall be entitled to pay or deliver to the Debenture Agent and direct the Debenture Agent to set aside; or

9.2.2	in respect of monies or Common Shares in the hands of the Debenture Agent which may or should be applied to the payment of Debentures, the Corporation shall be entitled to direct the Debenture Agent to set aside; or

9.2.3	if the redemption was pursuant to notice given by the Debenture Agent, the Debenture Agent may itself set aside,

the principal, premium (if any) or the interest, as the case may be, in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies or Common Shares, if applicable, have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies or Common Shares, if applicable, (less applicable withholding taxes, if any) so set aside by the Debenture Agent upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

9.3	Repayment of Unclaimed Monies or Common Shares

Subject to applicable law, any monies or Common Shares, if applicable, set aside under Section 9.2 and not claimed by and paid to holders of Debentures as provided in Section 9.2 within six years after the date of such setting aside shall be repaid and delivered to the Corporation by the Debenture Agent and thereupon the Debenture Agent shall be released from all further liability with respect to such monies or Common Shares, if applicable, and thereafter the holders of the Debentures in respect of which such monies or Common Shares, if applicable, were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the monies or Common Shares, if applicable, from the Corporation subject to any prescription provided by the laws of the Province of Québec. Notwithstanding the foregoing, the Debenture Agent will pay any remaining funds prior to the expiry of six years after the setting aside described in Section 9.2 to the Corporation upon receipt from the Corporation, or one of its Subsidiaries, of an uncontested letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of six years after such setting aside, the Corporation shall reimburse the Debenture Agent for any amounts so set aside which are required to be paid by the Debenture Agent to a holder of a Debenture after the date of such payment of the remaining funds to the Corporation but prior to six years after such setting aside.

9.4	Discharge

The Debenture Agent shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Debenture Agent), upon proof being given to the reasonable satisfaction of the Debenture Agent that the principal and premium (if any) of and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

9.5	Satisfaction

9.5.1	The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures of any series and the Debenture Agent, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or all of the outstanding Debentures of any series, as applicable, either:

a)	the Corporation has deposited or caused to be deposited with the Debenture Agent as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money or Common Shares, if applicable, sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, to maturity or any repayment date or Redemption Date, as the case may be, of such Debentures; or

b)	the Corporation has deposited or caused to be deposited with the Debenture Agent as property in trust for the purpose of making payment on such Debentures:

(A)	if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or Common Shares, if applicable; or

(B)	if the Debentures are issued in a currency other than Canadian dollars, cash in the currency in which the Debentures are payable and/or such amount in such currency of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency in which the Debentures are payable or Common Shares, if applicable;

as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Debentures;

and in either event:

c)	the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Debenture Agent for the payment of all other sums payable or which may be payable with respect to all of such Debentures (together with all applicable expenses of the Debenture Agent in connection with the payment of such Debentures); and

d)	the Corporation has delivered to the Debenture Agent an Officer’s Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

Any deposits with the Debenture Agent referred to in this Section 9.5 shall be irrevocable, subject to Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Debenture Agent and the Corporation and which provides for the due and punctual payment of the principal of, and interest and premium, if any, on the Debentures being satisfied.

9.5.2	Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Articles 2, 4 and 6 and Section 8.4 and the provisions of Article 1 pertaining to the foregoing provisions) shall no longer be binding upon or applicable to the Corporation.

9.5.3	Any funds or obligations deposited with the Debenture Agent pursuant to this Section 9.5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

9.5.4	If the Debenture Agent is unable to apply any money or securities in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.5 until such time as the Debenture Agent is permitted to apply all such money or securities in accordance with this Section 9.5, provided that if the Corporation has made any payment in respect of principal, premium or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Debenture Agent.

9.6	Continuance of Rights, Duties and Obligations

9.6.1	Where trust funds or trust property have been deposited pursuant to Section 9.5, the holders of Debentures and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Articles 2, 4 and 6 and the provisions of Article 1 pertaining to the foregoing provisions, as may be applicable.

9.6.2	In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5 in respect of a series of Debentures (the “Defeased Debentures”), any holder of any of the Defeased Debentures from time to time converts its Debentures to Common Shares or other securities of the Corporation in accordance with Section 2.4.8, Article 6 or any other provision of this Indenture, the Debenture Agent shall upon receipt of a Written Direction of the Corporation return to the Corporation from time to time the proportionate amount of the trust funds or other trust property deposited with the Debenture Agent pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount shall be based on the applicable principal amount of the Defeased Debentures being converted in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

9.6.3

In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5, the Corporation is required to purchase any outstanding Debentures pursuant to Section 2.4.10 in relation to Convertible Debentures or to purchase or make an offer to purchase Debentures pursuant to any other similar provisions relating to any other series of Debentures, the Corporation shall be entitled to use any trust money or trust property deposited with the Debenture Agent pursuant to Section 9.5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Corporation the Offer Price payable to such holders in respect of such offer to purchase the Convertible Debentures (or the total offer price payable in respect of an offer relating to any other series of Debentures). Upon receipt of a Written Direction from the Corporation, the Debenture Agent shall be entitled to pay to such holder from such trust money or trust property deposited with the Debenture Agent pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures held by such holders who have accepted any such offer from the Corporation (which amount shall be based on the applicable principal amount of the Defeased Debentures held holders that accept any such offer in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

10.	SUCCESSORS

10.1	Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.

Subject to the provisions of Article 11, the Corporation shall not enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the property of any other person (herein called a “Successor”) whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, unless:

10.1.1	prior to or contemporaneously with the consummation of such transaction the Corporation and the Successor shall have executed such instruments and done such things as, in the opinion of Counsel, are necessary or advisable to establish that upon the consummation of such transaction:

a)	the Successor will have assumed all the covenants and obligations of the Corporation under this Indenture in respect of the Debentures;

b)	the Debentures will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of Debentureholders under this Indenture; and

c)	in the case of an entity organized otherwise than under the laws of the Province of Québec, shall attorn to the jurisdiction of the courts of the Province of Québec;

10.1.2	such transaction, in the opinion of Counsel, shall be on such terms as to substantially preserve and not impair any of the rights and powers of the Debenture Agent or of the Debentureholders hereunder; and

10.1.3	no condition or event shall exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor shall become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would constitute an Event of Default hereunder.

10.2	Vesting of Powers in Successor

Whenever the conditions of Section 10.1 shall have been duly observed and performed, any Successor formed by or resulting from such transaction shall succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Indenture with the same effect as though the Successor had been named as the Corporation herein and thereafter, except in the case of a lease or other similar disposition of property to the Successor, the Corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures forthwith upon the Corporation delivering to the Debenture Agent an opinion of Counsel to the effect that the transaction shall not result in any material adverse tax consequences to the Corporation or the Successor. The Debenture Agent will, at the expense of the Successor, execute any documents which it may be advised by Counsel are necessary or advisable for effecting or evidencing such release and discharge.

11.	COMPULSORY ACQUISITION

11.1	Definitions

In this Article:

11.1.1	“Affiliate” and “Associate” when used to indicate a relationship with a person or company, shall have their respective meanings as set forth in the Securities Act (Québec), respectively;

11.1.2	“Dissenting Debentureholders” means a Debentureholder who does not accept an Offer referred to in Section 11.2 and includes any assignee of the Debenture of a Debentureholder to whom such an Offer is made, whether or not such assignee is recognized under this Indenture;

11.1.3	“Offer” means an offer to acquire outstanding Debentures where, as of the date of the offer to acquire, the Debentures that are subject to the offer to acquire, together with the Offeror’s Debentures, constitute in the aggregate 20% or more of the outstanding principal amount of such Debentures;

11.1.4	“offer to acquire” includes an acceptance of an offer to sell;

11.1.5	“Offeror” means a person, or two or more persons acting jointly or in concert, who make an Offer to acquire Debentures;

11.1.6	“Offeror’s Debentures” means Debentures beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any person or company acting jointly or in concert with the Offeror.

11.1.7	“Offeror’s Notice” means the notice described in Section 11.3; and

11.2	Offer for Debentures

If an Offer for all of the outstanding Debentures (other than Debentures held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and:

11.2.1	within the time provided in the Offer for its acceptance or within 60 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Debentureholders representing at least 90% of the outstanding principal amount of the Debentures, other than the Offeror’s Debentures;

11.2.2	the Offeror is bound to take up and pay for, or has taken up and paid for the Debentures of the Debentureholders who accepted the Offer; and

11.2.3	the Offeror complies with Sections 11.3 and 11.5,

the Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Offeror, the Debentures held by the Dissenting Debentureholders for the same consideration per Debenture payable or paid, as the case may be, under the Offer.

11.3	Offeror’s Notice to Dissenting Common Shareholders

Where an Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to Section 11.2 and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offeror’s Notice”) to each Dissenting Debentureholder stating that:

11.3.1	Debentureholders holding at least 90% of the principal amount of all outstanding Debentures, other than Offeror’s Debentures, have accepted the Offer;

11.3.2	the Offeror is bound to take up and pay for, or has taken up and paid for, the Debentures of the Debentureholders who accepted the Offer;

11.3.3	Dissenting Debentureholders must transfer their respective Debentures to the Offeror on the terms on which the Offeror acquired the Debentures of the Debentureholders who accepted the Offer within 21 days after the date of the sending of the Offeror’s Notice; and

11.3.4	Dissenting Debentureholders must send their respective Debenture certificate(s) to the Debenture Agent within 21 days after the date of the sending of the Offeror’s Notice.

11.4	Delivery of Debenture Certificates

A Dissenting Debentureholder to whom an Offeror’s Notice is sent pursuant to Section 11.3 shall, within 21 days after the sending of the Offeror’s Notice, send his or her Debenture certificate(s) to the Debenture Agent duly endorsed for transfer.

11.5	Payment of Consideration to Debenture Agent

Within 21 days after the Offeror sends an Offeror’s Notice pursuant to Section 11.3, the Offeror shall pay or transfer to the Debenture Agent, or to such other person as the Debenture Agent may direct, the cash or other consideration that is payable to Dissenting Debentureholders pursuant to Section 11.2. The acquisition by the Offeror of all Debentures held by all Dissenting Debentureholders shall be effective as of the time of such payment or transfer.

11.6	Consideration to be held in Trust

The Debenture Agent, or the person directed by the Debenture Agent, shall hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under Section 11.5. The Debenture Agent, or such persons, shall deposit cash in a separate account in a Canadian chartered bank, or other body corporate, any of whose deposits are insured by the Canada Deposit Insurance Corporation, and shall place other consideration in the custody of a Canadian chartered bank or such other body corporate.

11.7	Completion of Transfer of Debentures to Offeror

Within 30 days after the date of the sending of an Offeror’s Notice pursuant to Section 11.3, the Debenture Agent, if the Offeror has complied with Section 11.5, shall:

11.7.1	do all acts and things and execute and cause to be executed all instruments as in the Debenture Agent’s opinion may be necessary or desirable to cause the transfer of the Debentures of the Dissenting Debentureholders to the Offeror;

11.7.2	send to each Dissenting Debentureholder who has complied with Section 11.4 the consideration to which such Dissenting Debentureholder is entitled under this Article 11 net of applicable withholding taxes, if any; and

11.7.3	send to each Dissenting Debentureholder who has not complied with Section 11.4 a notice stating that:

a)	his or her Debentures have been transferred to the Offeror;

b)	the Debenture Agent or some other person designated in such notice are holding in trust the consideration for such Debentures; and

c)	the Debenture Agent, or such other person, will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder’s Debenture certificate(s) or such other documents as the Debenture Agent or such other person may require in lieu thereof, and the Debenture Agent is hereby appointed the agent and mandatary, and is granted power of attorney with respect to the Debentures, of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions including, without limitation, the power and authority to execute such transfers as may be necessary or desirable in respect of the book-entry only registration system of the Depository.

11.8	Communication of Offer to the Corporation

An Offeror cannot make an Offer for Debentures unless, concurrent with the communication of the Offer to any Debentureholder, a copy of the Offer is provided to the Corporation, which will then provide a copy to the Debenture Agent.

12.	MEETINGS OF DEBENTUREHOLDERS

12.1	Right to Convene Meeting

The Debenture Agent or the Corporation may at any time and from time to time, and the Debenture Agent shall, on receipt of a written request of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Debenture Agent failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the city of Montréal or at such other place as may be approved or determined by the Corporation and the Debenture Agent.

12.2	Notice of Meetings

12.2.1	At least 21 days’ notice of any meeting shall be given to the Debentureholders in the manner provided in Section 13.2 and a copy of such notice shall be sent by post to the Debenture Agent, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

12.2.2	If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 12.15, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in Sections 12.2.3 and 12.2.4), then:

a)	a reference to such fact, indicating each series of Debentures in the opinion of the Debenture Agent so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

b)	the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 12.15 unless in addition to compliance with the other provisions of this Article 12:

(A)

at such Serial Meeting: (I) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 12 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66 2/3%) of the principal amount of the Debentures of such series then outstanding voted on the resolution; or

(B)

in the case of action taken or power exercised by instrument in writing under Section 12.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Debentures of such series then outstanding.

12.2.3	Subject to Section 12.2.4, the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 12.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Debenture Agent and the Corporation for all purposes hereof.

12.2.4	A proposal:

a)	to extend the maturity of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or any redemption premium thereon or to impair any conversion right thereof;

b)	to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

c)	to reduce with respect to Debentureholders of any particular series any percentage stated in Sections 12.2, 12.4, 12.12 and 12.15;

shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

12.3	Chairman

Some person, who need not be a Debentureholder, nominated in writing by the Corporation (in case it convenes the meeting) or by the Debenture Agent (in any other case) shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy shall choose some person present to be chairman.

12.4	Quorum

Subject to the provisions of Section 12.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 12.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

12.5	Power to Adjourn

The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

12.6	Show of Hands

Every question submitted to a meeting shall, subject to Section 12.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him.

12.7	Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll.

12.8	Voting

On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the holder. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

12.9	Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Corporation (in case it convenes the meeting) or the Debenture Agent (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

12.9.1	the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

12.9.2	the deposit of instruments appointing proxies at such place as the Debenture Agent, the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

12.9.3	the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic means before the meeting to the Corporation or to the Debenture Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

12.10	Persons Entitled to Attend Meetings

The Corporation, each other entity of the Corporation and the Debenture Agent, by their respective officers, directors, employees and agents (as applicable), the Auditors of the Corporation and the legal advisers of the Corporation, the Debenture Agent or any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote as such.

12.11	Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in Sections 12.11.1, 12.11.2, 12.11.3, 12.11.4 and 12.11.12 to receipt of the prior approval of the TSX-V (if applicable) or such other exchange on which the Debentures of any series are then listed, as the case may be:

12.11.1	power to authorize the Debenture Agent to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;

12.11.2	power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Debenture Agent against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

12.11.3	power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Corporation and to authorize the Debenture Agent to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

12.11.4	power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 10.1 shall have been complied with;

12.11.5	power to direct or authorize the Debenture Agent to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

12.11.6	power to waive, and direct the Debenture Agent to waive, any default hereunder and/or cancel any declaration made by the Debenture Agent pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

12.11.7	power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

12.11.8	power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

12.11.9	power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Common Shares or other securities of the Corporation;

12.11.10	power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Debenture Agent to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

12.11.11	power to remove the Debenture Agent from office and to appoint a new Debenture Agent or Debenture Agents provided that no such removal shall be effective unless and until a new Debenture Agent or Debenture Agents shall have become bound by this Indenture;

12.11.12	power to sanction the exchange of the Debentures for or the conversion thereof into Common Shares, bonds, debentures or other securities or obligations of the Corporation or of any other person formed or to be formed;

12.11.13	power to authorize the distribution in specie of securities received pursuant to a transaction authorized under the provisions of Section 12.11.12; and

12.11.14	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Section 12.11.10.

12.12	Meaning of “Extraordinary Resolution”

12.12.1

The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article 12 at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66 2/3% of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll on such resolution.

12.12.2

If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 12.2. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66 2/3% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

12.12.3	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

12.13	Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

12.14	Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Debenture Agent at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

12.15	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66 2/3% of the principal amount of all the outstanding Debentures and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of 66 2/3% of the principal amount of the Debentures then outstanding of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed; provided that, notwithstanding any other provision of this Indenture, the Debenture Agent shall not be bound by and shall not take, and no Debentureholder is or shall be entitled to take, any action under or pursuant to this Section 12.15 without the written consent of any Eligible Senior Creditor.

12.16	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 12.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Debenture Agent (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

12.17	Evidence of Rights Of Debentureholders

12.17.1	Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

12.17.2	The Debenture Agent may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

12.18	Concerning Serial Meetings

If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 12.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 12 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

13.	NOTICES

13.1	Notice to the Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at 7600 TransCanada Highway, Pointe-Claire, Quebec, H9R 1C8, Attention: Chief Financial Officer, Facsimile No.: (514) 744-5114, and copies delivered to McCarthy Tétrault LLP, Québec (Québec), Attention: Philippe Leclerc, Facsimile No.: 418 521-3099, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Corporation may from time to time notify the Debenture Agent in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Corporation would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to this Section 13.1, such notice shall be valid and effective only if delivered at the appropriate address in accordance with this Section 13.1.

13.2	Notice to Debentureholders

All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Corporation to give or mail any notice due to any event beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the city of Montréal, Québec (or in such of those cities as, in the opinion of the Debenture Agent, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons having an interest in such Debenture.

13.3	Notice to Debenture Agent

Any notice to the Debenture Agent under the provisions of this Indenture shall be valid and effective if delivered to the Debenture Agent at its offices in the city of Montréal at 1500 University Street, 7th Floor, Montréal, Québec, H3A 3S8, Attention: Manager, Corporate Trust or if sent by facsimile to facsimile number 514-982-7677, Attention: Manager, Corporate Trust, or if given by registered letter, postage prepaid, to such offices and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof.

13.4	Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Debenture Agent would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 13.3 such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 13.3.

14.	CONCERNING THE DEBENTURE TRUSTEE

14.1	No Conflict of Interest

The Debenture Agent represents to the Corporation that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Debenture Agent as a fiduciary hereunder but if, notwithstanding the provisions of this Section 14.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Debenture Agent shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 14.2.

14.2	Replacement of Debenture Agent

The Debenture Agent may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation 60 days notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Debenture Agent’s role as a fiduciary hereunder the Debenture Agent shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 14.2. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Debenture Agent resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Debenture Agent unless a new Debenture Agent has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Debenture Agent or any Debentureholder may apply to a Judge of the Québec Superior Court, on such notice as such Judge may direct at the Corporation’s expense, for the appointment of a new Debenture Agent but any new Debenture Agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Debenture Agent shall be effective only upon such new Debenture Agent becoming bound by this Indenture. Any new Debenture Agent appointed under any provision of this Section 14.2 shall be a corporation authorized to carry on the business of a trust company in all of the provinces and territories of Canada. On any new appointment the new Debenture Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Debenture Agent.

Any company into which the Debenture Agent may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Debenture Agent shall be a party, or any company succeeding to the corporate trust business of the Debenture Agent shall be the successor Debenture Agent under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Debenture Agent or of the Corporation, the Debenture Agent ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Debenture Agent, upon the terms herein expressed, all the rights, powers and trusts of the Debenture Agent so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Debenture Agent to the successor Debenture Agent so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Debenture Agent for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Debenture Agent, be made, executed, acknowledged and delivered by the Corporation.

14.3	Duties of Debenture Agent

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Debenture Agent shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

14.4	Reliance upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Debenture Agent may, if acting in good faith, act and rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Debenture Agent to be furnished to it in the exercise of its rights and duties hereunder, if the Debenture Agent examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 14.5, if applicable, and with any other applicable requirements of this Indenture. The Debenture Agent may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Debenture Agent may act and rely on an opinion of Counsel satisfactory to the Debenture Agent notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

14.5	Evidence and Authority to Debenture Agent, Opinions, etc.

The Corporation shall furnish to the Debenture Agent evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Debenture Agent under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Debenture Agent at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Debenture Agent in accordance with the terms of this Section 14.5, or (b) the Debenture Agent, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of:

14.5.1	a certificate made by any one officer or director of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

14.5.2	an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

14.5.3	in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the auditors of the Corporation whom the Debenture Agent for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director or officer or employee of the Corporation, it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section 14.5.

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

The Corporation shall furnish to the Debenture Agent at any time if the Debenture Agent reasonably so requires, an Officer’s Certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Debenture Agent so requires, furnish the Debenture Agent with evidence by way of statutory declaration, opinion, report or certificate as specified by the Debenture Agent as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

14.6	Officer’s Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Debenture Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Debenture Agent, if acting in good faith, may act and rely upon an Officer’s Certificate.

14.7	Experts, Advisers and Agents

The Debenture Agent may:

14.7.1

employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuator, engineer, surveyor, appraiser or other expert or advisor, whether obtained by the Debenture Agent or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

14.7.2	employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Debenture Agent may, but need not be, solicitors for the Corporation.

14.8	Debenture Agent May Deal in Debentures

Subject to Sections 14.1 and 14.3, the Debenture Agent may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

14.9	Investment of Monies Held by Debenture Agent

Unless otherwise provided in this Indenture, any monies held by the Debenture Agent, which, under the trusts of this Indenture, may or ought to be invested or which may be on deposit with the Debenture Agent or which may be in the hands of the Debenture Agent, may be invested and reinvested in the name or under the control of the Debenture Agent in securities in which, under the laws of the Province of Québec, trustees are authorized to invest trust monies, provided that such securities are expressed to mature within two years or such shorter period selected to facilitate any payments expected to be made under this Indenture, after their purchase by the Debenture Agent, and unless and until the Debenture Agent shall have declared the principal of and interest on the Debentures to be due and payable, the Debenture Agent shall so invest such monies upon Written Direction of the Corporation given in a reasonably timely manner. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Debenture Agent in any chartered bank of Canada or, with the consent of the Corporation, in the deposit department of the Debenture Agent or any other loan or trust company authorized to accept deposits under the laws of Canada or any Province or Territory thereof at the rate of interest, if any, then current on similar deposits. The Corporation shall receive the Debenture Agent’s prevailing rate for all monies held by it, as may change from time to time.

Unless and until the Debenture Agent shall have declared the principal of and interest on the Debentures to be due and payable, the Debenture Agent shall pay over to the Corporation all interest received by the Debenture Agent in respect of any investments or deposits made pursuant to the provisions of this Section 14.9.

14.10	Debenture Agent Not Ordinarily Bound

Except as provided in Section 8.2 and as otherwise specifically provided herein, the Debenture Agent shall not, subject to Section 14.3, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Debenture Agent shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 12, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

14.11	Debenture Agent Not Required to Give Security

The Debenture Agent shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

14.12	Debenture Agent Not Bound to Act on the Corporation’s Request

Except as in this Indenture otherwise specifically provided, the Debenture Agent shall not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Debenture Agent, and the Debenture Agent shall be empowered to act upon any such copy purporting to be authenticated and believed by the Debenture Agent to be genuine.

14.13	Debenture Agent Protected in Acting

The Debenture Agent may act and rely, and shall be protected in acting and relying absolutely, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, facsimile transmission, directions or other paper document believed in good faith by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties. The Debenture Agent shall be protected in acting and relying upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration, affidavit or other paper or document furnished to it, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.

14.14	Conditions Precedent to Debenture Agent’s Obligations to Act Hereunder

The obligation of the Debenture Agent to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Debenture Agent and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Debenture Agent, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Debenture Agent to protect and hold harmless the Debenture Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Debenture Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

The Debenture Agent may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Debenture Agent the Debentures held by them for which Debentures the Debenture Agent shall issue receipts.

14.15	Authority to Carry on Business

The Debenture Agent represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in all the provinces and territories of Canada but if, notwithstanding the provisions of this Section 14.15, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Debenture Agent shall, within 90 days after ceasing to be authorized to carry on the business of trust company in any of the provinces and territories of Canada, either become so authorized or resign in the manner and with the effect specified in Section 14.2.

14.16	Compensation and Indemnity

14.16.1	The Corporation shall pay to the Debenture Agent from time to time reasonable compensation for its services hereunder as agreed separately by the Corporation and the Debenture Agent, and shall pay or reimburse the Debenture Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Agent in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Debenture Agent under this Indenture shall be finally and fully performed. The Debenture Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

14.16.2	The Corporation hereby indemnifies and saves harmless the Debenture Agent and its directors, officers, employees and agents from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Debenture Agent or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the negligent failure to act, or the willful misconduct or bad faith of the Debenture Agent. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Debenture Agent. The Debenture Agent shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Debenture Agent shall cooperate in the defence. The Debenture Agent may have separate counsel and the Corporation shall pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Debenture Agent or the discharge of this Indenture.

14.16.3	The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Debenture Agent through negligence or bad faith or breach of the Debenture Agent’s duties hereunder

14.16.4	Provisions contained in this Section 14.16 shall survive the resignation or removal of the Debenture Agent and the discharge of this Debenture.

14.17	Anti-Money Laundering

The Debenture Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Debenture Agent, in its sole judgment and acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Debenture Agent, in its sole judgment and acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Corporation or any shorter period of time as agreed to by the Corporation, provided that:

14.17.1	the Debenture Agent’s written notice shall describe the circumstances of such non-compliance; and

14.17.2	if such circumstances are rectified to the Debenture Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

14.18	Acceptance of Trust

The Debenture Agent hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

14.19	Privacy Laws

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to certain obligations and activities under this Indenture. Notwithstanding any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Debenture Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Debenture Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Debenture Agent agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and to comply with applicable laws and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved or as permitted by Privacy Laws; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

14.20	Force Majeure

Neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, general mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 14.20.

14.21	U.S. Securities Laws

The Corporation represents and warrants that it is not and covenants that, in the event that it shall become a “reporting issuer” in the United States, the Corporation shall promptly deliver to the Debenture Agent an Officers’ Certificate (in a form provided by the Debenture Agent) certifying such “reporting issuer” status and such other information as the Debenture Agent may require at such given time including, but not limited to, the Central Index Key that has been assigned for filing purposes. The Corporation understands that the Debenture Agent is relying upon the foregoing representation, warranty and covenant in order to meet certain U.S. Securities and Exchange Commission obligations with respect to those clients who have reporting obligations in the United States.

15.	SUPPLEMENTAL INDENTURES

15.1	Supplemental Indentures

Subject to any approval that may be required pursuant to the requirements of the TSX-V, from time to time the Debenture Agent and, when authorized by a resolution of the Directors, the Corporation, may, and shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

15.1.1	providing for the issuance of additional Debentures under this Indenture;

15.1.2	adding to the covenants of the Corporation herein contained for the protection of the Debentureholders, or of the Debentures of any series, or providing for events of default, in addition to those herein specified;

15.1.3	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Debenture Agent relying on an opinion of Counsel will not be prejudicial to the interests of the Debentureholders;

15.1.4	evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

15.1.5	giving effect to any Extraordinary Resolution passed as provided in Article 12; and

15.1.6	for any other purpose not inconsistent with the terms of this Indenture, provided that, in the opinion of the Debenture Agent (relying on an opinion of counsel), the rights of the Debentureholders are in no way prejudiced thereby, provided that, in no event shall the Debenture Agent enter into any deed or indenture supplemental hereto for the purpose of making, evidencing or giving effect to any change to Article 5 hereof without the written consent of an Eligible Senior Creditor.

Unless the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Corporation and the Debenture Agent may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States without the consent or approval of the Debentureholders. Further, the Corporation and the Debenture Agent may without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Debentures, providing that in the opinion of the Debenture Agent (relying upon an opinion of Counsel) the rights of the Debentureholders and the Senior Creditors are in no way prejudiced thereby.

16.	EXECUTION AND FORMAL DATE

16.1	Execution

This Trust Indenture may be executed and delivered by facsimile and in counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

16.2	Contracts of the Corporation

16.2.1	The Directors, in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the affairs of the Corporation are, and will be conclusively deemed to be, acting for and on behalf of the Corporation, and not in their own personal capacities. None of the Directors will be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses (including legal expenses) against or with respect to the Corporation or in respect to the affairs of the Corporation. No property or assets of the Directors, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations under this Indenture or the Debentures. No recourse may be had or taken, directly or indirectly, against the Directors in their personal capacity. The Corporation will be solely liable therefor and resort will be had solely to the property and assets of the Corporation for payment or performance thereof.

16.2.2	No holder of Common Shares as such will be subject to any personal liability whatsoever, whether extra-contractually, contractually or otherwise, to any party to this Indenture or pursuant to the Debentures in connection with the obligations or the affairs of the Corporation or the acts or omissions of the Directors, whether under this Indenture, the Debentures or otherwise, and the other parties to this Indenture and the holders of the Debentures will look solely to the property and assets of the Corporation for satisfaction of claims of any nature arising out of or in connection therewith and the property and assets of the Corporation only will be subject to levy or execution.

16.3	Formal Date

For the purpose of convenience this Trust Indenture may be referred to as bearing the formal date of January 17, 2012 irrespective of the actual date of execution hereof.

(Signatures appear on following page)

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers in that behalf as of the date first written above.

AMAYA GAMING GROUP INC.

By:	(s) Daniel Sebag
Name: Daniel Sebag
Title: Chief Financial Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	(s) Sophie Brault
Name: Sophie Brault
Title: Corporate Trust Officer

By:	(s) Fabienne Pinatel
Name: Fabienne Pinatel
Title: Corporate Trust Officer

SCHEDULE “A”

FORM OF GLOBAL DEBENTURE CERTIFICATE

TO THE DEBENTURE INDENTURE BETWEEN

AMAYA GAMING GROUP INC. AND

COMPUTERSHARE TRUST COMPANY OF CANADA

This Convertible Debenture is a Global Debenture within the meaning of the Indenture herein referred to and is registered in the name of a Depository or a nominee thereof. This Convertible Debenture may not be transferred to or exchanged for Convertible Debentures registered in the name of any person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Convertible Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Convertible Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.

Unless this Convertible Debenture is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS”) to Amaya Gaming Group Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & CO. or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since as the registered holder hereof, CDS & CO. has property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.

Certificate No. • CUSIP • ISIN •	$•

AMAYA GAMING GROUP INC.

(A CORPORATION GOVERNED BY THE LAWS OF THE PROVINCE OF QUEBEC)

10.5% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURE

AMAYA GAMING GROUP INC. (the “Corporation”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture (the “Indenture”) dated as of January 17, 2012 between the Corporation and Computershare Trust Company of Canada (the “Debenture Agent”), promises to pay to the registered holder hereof on the Maturity date of this Convertible Debenture, as hereinafter described, or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture, the principal sum of • dollars ($•) in lawful money of Canada on presentation and surrender of this Debenture at the principal office of the Debenture Agent in Montréal, Québec or at the branch office in Toronto, Ontario in accordance with the terms of the Indenture.

I

The maturity date (the “Maturity Date”) for the Convertible Debentures shall be April 30, 2014. The Convertible Debentures shall bear interest at the rate of 10.5% per annum, payable semi-annually, not in advance, on April 30 and October 31 in each year, the first such payment (representing a payment equivalent to interest on the gross proceeds of the Offering at 10.5% per annum accrued from the closing date of the Offering to the Release Event, in addition to interest accrued from and including the Release Event to but excluding October 31, 2012) to fall due on October 31, 2012 and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date or, the earlier date of redemption or conversion) will fall due on the Maturity Date or the earlier date of redemption or conversion, payable after as well as before maturity and after as well as before default, with interest on amounts after maturity or in default at the same rate, compounded semi-annually, computed on the basis of a 365-day year. All interest payments shall be satisfied through cash payments.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the sending of such electronic transfer of funds shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Convertible Debenture.

This Convertible Debenture is one of the 10.5% Convertible Unsecured Subordinated Debentures (referred to herein as the “Convertible Debentures”) of the Corporation issued or issuable in one or more series under the provisions of the Indenture. Subject to the terms of the Indenture, additional Convertible Debentures may be issued pursuant to the Indenture after the date hereof. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Convertible Debentures are to be issued and held and the rights and remedies of the holders of the Convertible Debentures and of the Corporation and of the Debenture Agent, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Convertible Debenture by acceptance hereof assents.

The Convertible Debentures authorized for issue immediately are limited to an aggregate principal amount of $31,625,000 dollars in lawful money of Canada.

The Convertible Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Convertible Debentures of any denomination may be exchanged for an equal aggregate principal amount of Convertible Debentures in any other authorized denomination or denominations.

The whole, or if this Convertible Debenture is a denomination in excess of $1,000, any part which is $1,000 or an integral multiple thereof, of the principal of this Convertible Debenture is convertible, at the option of the holder hereof, upon surrender of this Convertible Debenture at the principal office of the Debenture Agent in Montréal, Québec or at the branch office in Toronto, Ontario, at any time prior to the close of business on the Maturity Date or, if this Convertible Debenture is called for redemption on or prior to such date upon the occurrence of the Redemption Condition, then up to but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Convertible Debenture, into Common Shares (without adjustment for interest accrued hereon or for dividends, distributions or interest payment on Common Shares issuable upon conversion) at a conversion price of $3.25 (the “Conversion Price”) per Common Share, being a conversion rate of approximately 308 Common Shares for each $1,000

II

principal amount of Convertible Debentures so converted, all subject to the terms and conditions and in the manner set forth in the Indenture. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion but in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the fractional interest multiplied by the volume-weighted average price per share for Common Shares for the 20 consecutive trading days ending on the fifth trading day preceding the date of determination on the TSX Venture Exchange or the Toronto Stock Exchange as the case may be (or, if the Common Shares are not listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by or on behalf of the Directors of the Corporation and approved by the Debenture Agent, or if the Common Shares are not listed on any stock exchange, then on the over-the-counter market) determined in accordance with the Indenture (the “Current Market Price”). Holders converting their Convertible Debentures will receive, as the case may be, interest which has accrued and is unpaid in respect thereof from the most recent Interest Payment Date to and including the last record date prior to such conversion used to determine entitlement to receive dividends on the Common Shares. For greater certainty, if there is no record date between the last Interest Payment Date and the date of conversion, no interest will be paid for such period.

This Convertible Debenture may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture at the Redemption Price therein and herein. At any time, the Convertible Debentures may be redeemed at the option of the Corporation at the redemption price equal to the principal amount of the Convertible Debentures (the “Redemption Price”) provided, among other things, the Current Market Price is not less than 150% of the Conversion Price and, in addition thereto, at the time of redemption, the Corporation shall pay to the holder accrued and unpaid interest and otherwise on the terms and conditions described in the Indenture.

Upon the occurrence of a Change of Control of the Corporation, the Corporation is required to make an offer to purchase all of the Convertible Debentures at a price equal to 101% of the principal amount of such Convertible Debentures plus accrued and unpaid interest up to, but excluding, the date the Convertible Debentures are so repurchased (the “Debenture Offer”). If 90% or more of the principal amount of the Convertible Debentures outstanding on the date the Corporation provides the Debenture Offer to the Debenture Agent have been tendered for purchase pursuant to the Offer, the Corporation has the right to redeem all the remaining outstanding Convertible Debentures at the same price.

If an Offer for all of the outstanding Debentures of a series is made and 90% or more of the principal amount of all the Convertible Debentures (other than Debentures held at the date of the takeover bid by or on behalf of the Offeror, Associates or Affiliates of the Offeror or anyone acting jointly or in concert with the Offeror) are taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Convertible Debentures of those holders who did not accept the Offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Convertible Debentures.

The indebtedness evidenced by this Convertible Debenture, and by all other Convertible Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Corporation, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

III

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Convertible Debenture or the Indenture.

This Convertible Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Debenture Agent in Montréal, Québec or at the branch office in Toronto, Ontario and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Debenture Agent may designate. No transfer of this Convertible Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their mandatory duly appointed by an instrument in form and substance satisfactory to the Debenture Agent or other registrar, and upon compliance with such reasonable requirements as the Debenture Agent and/or other registrar may prescribe and upon surrender of this Convertible Debenture for cancellation. Thereupon a new Convertible Debenture or Convertible Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Convertible Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Agent under the Indenture.

If any of the provisions of this Convertible Debenture are inconsistent with the provisions of the Indenture, the provisions of the Indenture shall take precedence and shall govern. Capitalized words or expressions used in this Convertible Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

The Indenture and this Debenture shall be governed by, and construed in accordance with, the laws of the Province of Québec and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF AMAYA GAMING GROUP INC. has caused this Convertible Debenture to be signed by its authorized representatives as of the 17th day of 2012.

AMAYA GAMING GROUP INC.

By:
Name:
Title:

IV

(FORM OF DEBENTURE TRUSTEE’S CERTIFICATE)

This Convertible Debenture is one of the 10.5% Convertible Unsecured Subordinated Debentures due April 30, 2014 referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

By
(Authorized Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Debenture Agent or other registrar)

Date of Registration	In Whose Name Registered	Signature of Debenture Agent or Registrar

V

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                             , whose address and social insurance number, if applicable, are set forth below, this Convertible Debenture (or $                     principal amount hereof*) of Amaya Gaming Group Inc. standing in the name(s) of the undersigned in the register maintained by the Debenture Agent with respect to such Convertible Debenture and does hereby irrevocably authorize and direct the Debenture Agent to transfer such Convertible Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:

(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*	If less than the full principal amount of the within Convertible Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold a Convertible Debenture in a non-integral multiple of 1,000, in which case such Convertible Debenture is transferable only in its entirety) to be transferred.

1.	The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Convertible Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2.	The registered holder of this Convertible Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Convertible Debenture.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution

VI

EXHIBIT “1”

TO CDS GLOBAL DEBENTURE

AMAYA GAMING GROUP INC.

10.5% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

Initial Aggregate Principal Amount:	$ •
CUSIP: •
ISIN: •

Signature of the Debenture Agent:

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

VII

SCHEDULE “B”

FORM OF REDEMPTION NOTICE

TO THE DEBENTURE INDENTURE BETWEEN

AMAYA GAMING GROUP INC. AND

COMPUTERSHARE TRUST COMPANY OF CANADA

AMAYA GAMING GROUP INC.

10.5% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES

REDEMPTION NOTICE

To:	Holders of 10.5% Convertible Unsecured Subordinated Debentures (the “Convertible Debentures”) of Amaya Gaming Group Inc. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the trust indenture (the “Indenture”) dated as of January 17, 2012 between the Corporation and Computershare Trust Company of Canada (the “Debenture Agent”), that the aggregate principal amount of $• of the $• of Convertible Debentures outstanding will be redeemed as of • (the “Redemption Date”), upon payment of a redemption amount of $1,000 for each $1,000 principal amount of Convertible Debentures, being equal to the aggregate of (i) $• (the “Redemption Price”), and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the “Total Redemption Price”).

The Total Redemption Price will be payable upon presentation and surrender of the Convertible Debentures called for redemption at the following corporate trust office:

Computershare Trust Company of Canada

1500 University Street, 7th Floor

Montréal, Québec, H3A 3S8

Attention: Manager, Corporate Trust

The interest upon the principal amount of Convertible Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Convertible Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

DATED:

AMAYA GAMING GROUP INC.

By:
Name:
Title:

VIII

SCHEDULE “C”

FORM OF NOTICE OF CONVERSION

TO THE DEBENTURE INDENTURE BETWEEN

AMAYA GAMING GROUP INC. AND

COMPUTERSHARE TRUST COMPANY OF CANADA

CONVERSION NOTICE

TO:	AMAYA GAMING GROUP INC.

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 10.5% Convertible Unsecured Subordinated Debentures (the “Convertible Debentures”) in the principal amount of $[•] bearing Certificate No. • irrevocably elects to convert such Convertible Debentures (or $• principal amount thereof) in accordance with the terms of the Indenture referred to in such Convertible Debentures and tenders herewith the Convertible Debentures, and, if applicable, directs that the Common Shares of Amaya Gaming Group Inc. issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:
(Signature of Registered Holder)

If less than the full principal amount of the Convertible Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE:	If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares are to be issued, delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

IX

SCHEDULE “D”

FORM OF U.S. DEBENTURE CERTIFICATE

TO THE DEBENTURE INDENTURE BETWEEN

AMAYA GAMING GROUP INC. AND

COMPUTERSHARE TRUST COMPANY OF CANADA

THE SECURITIES REPRESENTED HEREBY HAVE NOT AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF AMAYA GAMING GROUP INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE CANADIAN LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, AFTER THE HOLDER HAS, IN THE CASE OF (C) OR (D) ABOVE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

This Convertible Debenture is a Fully Registered Debenture within the meaning of the Indenture. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Indenture. This Convertible Debenture and any certificate representing any U.S. Common Shares originally and all certificates issued in exchange or substitution therefor shall bear the above legend until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws. No holder of this Convertible Debenture may exchange such Convertible Debenture for a beneficial interest in a Global Debenture or transfer this Convertible Debenture to a Person who takes delivery thereof in the form of a beneficial interest in a Global Debenture unless such transfer is made in accordance with the terms and conditions set forth in the Indenture.

X

Certificate No. • CUSIP • ISIN •	$•

AMAYA GAMING GROUP INC.

(A CORPORATION GOVERNED BY THE LAWS OF THE PROVINCE OF QUEBEC)

10.5% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURE

AMAYA GAMING GROUP INC. (the “Corporation”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture (the “Indenture”) dated as of January 17, 2012 between the Corporation and Computershare Trust Company of Canada (the “Debenture Agent”), promises to pay to the registered holder hereof on the Maturity Date of this Convertible Debenture, as hereinafter described, or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture, the principal sum of • dollars ($•) in lawful money of Canada on presentation and surrender of this Debenture at the principal office of the Debenture Agent in Montréal, Québec or at the branch office in Toronto, Ontario in accordance with the terms of the Indenture.

The maturity date (the “Maturity Date”) for the Convertible Debentures shall be April 30, 2014. The Convertible Debentures shall bear interest at the rate of 10.5% per annum, payable semi-annually, not in advance, on April 30 and October 31 in each year, the first such payment (representing a payment equivalent to the interest on the gross proceeds of the Offering at 10.5% per annum accrued from the closing date of the Offering to the Release Event, in addition to interest accrued from and including the Release Event to but excluding October 31, 2012) to fall due on October 31, 2012 and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date or, the earlier date of redemption or conversion) will fall due on the Maturity Date or the earlier date of redemption or conversion, payable after as well as before maturity and after as well as before default, with interest on amounts after maturity or in default at the same rate, compounded semi-annually, computed on the basis of a 365-day year. All interest payments shall be satisfied through cash payments.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the sending of such electronic transfer of funds shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Convertible Debenture.

This Convertible Debenture is one of the 10.5% Convertible Unsecured Subordinated Debentures (referred to herein as the “Convertible Debentures”) of the Corporation issued or issuable in one or more series under the provisions of the Indenture. Subject to the terms of the Indenture, additional Convertible Debentures may be issued pursuant to the Indenture after the date hereof. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Convertible Debentures are to be issued and held and the rights and remedies of the holders of the Convertible Debentures and of the Corporation and of the Debenture Agent, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Convertible Debenture by acceptance hereof assents.

The Convertible Debentures authorized for issue immediately are limited to an aggregate principal amount of $31,625,000 dollars in lawful money of Canada.

XI

The Convertible Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Convertible Debentures of any denomination may be exchanged for an equal aggregate principal amount of Convertible Debentures in any other authorized denomination or denominations.

The whole, or if this Convertible Debenture is a denomination in excess of $1,000, any part which is $1,000 or an integral multiple thereof, of the principal of this Convertible Debenture is convertible, at the option of the holder hereof, upon surrender of this Convertible Debenture at the principal office of the Debenture Agent in Montréal, Québec or at the branch office in Toronto, Ontario, at any time prior to the close of business on the Maturity Date or, if this Convertible Debenture is called for redemption on or prior to such date upon the occurrence of the Redemption Condition, then up to but not after the close of business on the last Business Day immediately preceding the date specified for redemption of this Convertible Debenture, into Common Shares (without adjustment for interest accrued hereon or for dividends, distributions or interest payment on Common Shares issuable upon conversion) at a conversion price of $3.25 (the “Conversion Price”) per Common Share, being a conversion rate of approximately 308 Common Shares for each $1,000 principal amount of Convertible Debentures so converted, all subject to the terms and conditions and in the manner set forth in the Indenture. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion but in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the fractional interest multiplied by the volume-weighted average price per share for Common Shares for the 20 consecutive trading days ending on the fifth trading day preceding the date of determination on the TSX Venture Exchange or the Toronto Stock Exchange as the case may be (or, if the Common Shares are not listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by or on behalf of the Directors of the Corporation and approved by the Debenture Agent, or if the Common Shares are not listed on any stock exchange, then on the over-the-counter market) determined in accordance with the Indenture (the “Current Market Price”). Holders converting their Convertible Debentures will receive, as the case may be, interest which has accrued and is unpaid in respect thereof from the most recent Interest Payment Date to and including the last record date prior to such conversion used to determine entitlement to receive dividends on the Common Shares. For greater certainty, if there is no record date between the last Interest Payment Date and the date of conversion, no interest will be paid for such period.

This Convertible Debenture may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture at the Redemption Price therein and herein. At any time, the Convertible Debentures may be redeemed at the option of the Corporation at the redemption price equal to the principal amount of the Convertible Debentures (the “Redemption Price”) provided, among other things, the Current Market Price is not less than 150% of the Conversion Price and, in addition thereto, at the time of redemption, the Corporation shall pay to the holder accrued and unpaid interest and otherwise on the terms and conditions described in the Indenture.

113

Upon the occurrence of a Change of Control of the Corporation, the Corporation is required to make an offer to purchase all of the Convertible Debentures at a price equal to 101% of the principal amount of such Convertible Debentures plus accrued and unpaid interest up to, but excluding, the date the Convertible Debentures are so repurchased (the “Debenture Offer”). If 90% or more of the principal amount of the Convertible Debentures outstanding on the date the Corporation provides the Debenture Offer to the Debenture Agent have been tendered for purchase pursuant to the Offer, the Corporation has the right to redeem all the remaining outstanding Convertible Debentures at the same price.

If an Offer for all of the outstanding Debentures of a series is made and 90% or more of the principal amount of all the Convertible Debentures (other than Debentures held at the date of the takeover bid by or on behalf of the Offeror, Associates or Affiliates of the Offeror or anyone acting jointly or in concert with the Offeror) are taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Convertible Debentures of those holders who did not accept the Offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Convertible Debentures.

The indebtedness evidenced by this Convertible Debenture, and by all other Convertible Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Corporation, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Convertible Debenture or the Indenture.

This Convertible Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Debenture Agent in Montréal, Québec or at the branch office in Toronto, Ontario and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Debenture Agent may designate. No transfer of this Convertible Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their mandatory duly appointed by an instrument in form and substance satisfactory to the Debenture Agent or other registrar, and upon compliance with such reasonable requirements as the Debenture Agent and/or other registrar may prescribe and upon surrender of this Convertible Debenture for cancellation. Thereupon a new Convertible Debenture or Convertible Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Convertible Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Agent under the Indenture.

XIII

If any of the provisions of this Convertible Debenture are inconsistent with the provisions of the Indenture, the provisions of the Indenture shall take precedence and shall govern. Capitalized words or expressions used in this Convertible Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

The Indenture and this Debenture shall be governed by, and construed in accordance with, the laws of the Province of Québec and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF AMAYA GAMING GROUP INC. has caused this Convertible Debenture to be signed by its authorized representatives as of the 17th day of 2012.

AMAYA GAMING GROUP INC.

By:
Name:
Title:

XIV

(FORM OF DEBENTURE TRUSTEE’S CERTIFICATE)

This Convertible Debenture is one of the 10.5% Convertible Unsecured Subordinated Debentures due April 30, 2014 referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

By
(Authorized Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Debenture Agent or other registrar)

Date of Registration	In Whose Name Registered	Signature of Debenture Agent or Registrar

XV

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                     , whose address and social insurance number, if applicable, are set forth below, this Convertible Debenture (or $                     principal amount hereof*) of Amaya Gaming Group Inc. standing in the name(s) of the undersigned in the register maintained by the Debenture Agent with respect to such Convertible Debenture and does hereby irrevocably authorize and direct the Debenture Agent to transfer such Convertible Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:
(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*If less than the full principal amount of the within Convertible Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold a Convertible Debenture in a non-integral multiple of 1,000, in which case such Convertible Debenture is transferable only in its entirety) to be transferred.

3.	The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Convertible Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

4.	The registered holder of this Convertible Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Convertible Debenture.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution

XVI

ANNEX 1 TO SCHEDULE “D”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Computershare Trust Company of Canada

as registrar and transfer agent for the Convertible Debentures and Common Shares issuable upon conversion of the Convertible Debentures of Amaya Gaming Group Inc.

The undersigned (a) acknowledges that the sale of the securities of Amaya Gaming Group Inc. (the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”) and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange or any other designated offshore securities market as defined in Regulation S under the 1933 Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.

DATED this             day of             , 20    .

(Name of Seller)

By:
Name: —
Title: —

XVII